AGREEMENT AND PLAN OF REORGANIZATION

                             Dated as of May 9, 2000

                                      AMONG

                         MDSI MOBILE DATA SOLUTIONS INC.

                          MDSI ACQUISITION CORPORATION

                             CONNECTRIA CORPORATION

                                       AND

                         CERTAIN PRINCIPAL SHAREHOLDERS

                                Table of Contents

1.       Definitions...............................................................................................1
         1.1      Certain Definitions..............................................................................1
         1.2      Terms Generally..................................................................................7

2.       The Merger................................................................................................8
         2.1      The Merger.......................................................................................8
         2.2      Closing; Effective Time..........................................................................8
         2.3      Effect of The Merger.............................................................................8
         2.4      Certificate of Incorporation; Bylaws.............................................................8
         2.5      Directors and Officers...........................................................................9
         2.6      Effect on Capital Stock..........................................................................9
         2.7      Surrender of Certificates.......................................................................10
         2.8      No Further Ownership Rights in Capital Stock....................................................12
         2.9      Lost, Stolen or Destroyed Certificates..........................................................12
         2.10     Tax and Accounting Consequences.................................................................12
         2.11     Taking of Necessary Action;  Further Action.....................................................13

3.       Representations and Warranties of the Company and the Principal Shareholders.............................13
         3.1      Organization and Standing of the Company........................................................13
         3.2      Authority.......................................................................................13
         3.3      No Bankruptcy, etc..............................................................................14
         3.4      Litigation......................................................................................14
         3.5      Capital Stock of the Company....................................................................14
         3.6      Equity Interests................................................................................16
         3.7      Financial Statements............................................................................16
         3.8      Liabilities.....................................................................................16
         3.9      Taxes...........................................................................................16
         3.10     Assets Other than Real Property.................................................................18
         3.11     Real Property...................................................................................18
         3.12     Intellectual Property...........................................................................18
         3.13     Contracts.......................................................................................19
         3.14     Partner Agreements..............................................................................21
         3.15     Certain Payments................................................................................21
         3.16     Accounts Receivable.............................................................................21
         3.17     Absence of Changes or Events....................................................................21
         3.18     Compliance with Applicable Laws.................................................................22
         3.19     Certain Employee Matters........................................................................22
         3.20     Insurance.......................................................................................24
         3.21     Benefit Plans...................................................................................24
         3.22     Beneficial Ownership............................................................................26
         3.23     Disclosure......................................................................................26
         3.24     Confidentiality Obligations.....................................................................26
         3.25     Depositories; Powers of Attorney................................................................26
         3.26     Brokers' or Finders' Fees.......................................................................26


         3.27     Environmental Matters...........................................................................27
         3.28     Related Party Transactions......................................................................27
         3.29     Canadian Residency Status, etc..................................................................28
         3.30     Principal Shareholder Employment Agreements.....................................................28
         3.31     Intellectual Property Assignment Agreements.....................................................29

4.       Representations and Warrantees of Parent and Merger Sub..................................................29
         4.1      Organization and Standing of Parent.............................................................29
         4.2      Capitalization..................................................................................29
         4.3      Authority of Parent.............................................................................30
         4.4      Absence of Certain Changes or Events............................................................30
         4.5      Absence of Undisclosed Liabilities..............................................................31
         4.6      No Default......................................................................................31
         4.7      Reports.........................................................................................31
         4.8      Due Authorization of Shares.....................................................................32
         4.9      Brokers' or Finders' Fees.......................................................................32
         4.10     Organization and Authority of Merger Sub........................................................32
         4.11     Capitalization of Merger Sub....................................................................32
         4.12     Authority of Merger Sub.........................................................................32
         4.13     Interim Operations of Merger Sub................................................................33
         4.14     Certain Payments................................................................................33
         4.15     No Bankruptcy, etc..............................................................................34
         4.16     Litigation......................................................................................34
         4.17     Compliance with Applicable Laws.................................................................34
         4.18     Pooling of Interests............................................................................34
         4.19     Warranties Relating to Tax Matters..............................................................34
         4.20     Disclosure......................................................................................35

5.       Agreements and Covenants of the Parties..................................................................36
         5.1      Conduct of Business of the Company and Parent...................................................36
         5.2      Conduct of Business of the Company..............................................................37
         5.3      No Solicitation.................................................................................39
         5.4      Parent Investigation............................................................................39
         5.5      Company Investigation...........................................................................40
         5.6      Confidentiality.................................................................................40
         5.7      Tax Matters.....................................................................................40
         5.8      Employee Agreements.............................................................................42
         5.9      Confidentiality Agreement.......................................................................42
         5.10     Cooperation.....................................................................................42
         5.11     Shareholders Meeting............................................................................43
         5.12     Affiliate Agreements............................................................................43
         5.13     Company Stock Options...........................................................................43
         5.14     Form S-8 Registration Statement.................................................................44
         5.15     Escrow Agreement................................................................................44
         5.16     [This section intentionally left blank.]........................................................44
         5.17     Indemnification and Insurance...................................................................44
         5.18     Intellectual Property Matters...................................................................45

         5.19     Participation in Parent Benefit Plans...........................................................46
         5.20     Nasdaq Listing Application......................................................................46
         5.21     Blue Sky Approvals..............................................................................46
         5.22     Section 16 Matters..............................................................................46
         5.23     Board Nominee...................................................................................46
         5.24     Pooling Accounting..............................................................................47
         5.25     Investor Certificate............................................................................47
         5.26     Shareholders Agreement..........................................................................47
         5.27     Benefit Plan Matters............................................................................47

6.       Conditions of Parent's Obligations.......................................................................47
         6.1      Representations, Warranties and Covenants.......................................................47
         6.2      Consents and Approvals..........................................................................48
         6.3      Employment Agreements...........................................................................48
         6.4      Injunctions, etc................................................................................48
         6.5      Closing Documents...............................................................................48
         6.6      Opinion of Counsel..............................................................................49
         6.7      Merger..........................................................................................49
         6.8      Certificate Related to Financial Statements.....................................................49
         6.9      Proceedings.....................................................................................49
         6.10     Voting, Lockup and Registration Rights Agreement................................................49
         6.11     Parent Benefit Plans Participation..............................................................50
         6.12     Escrow Agreement................................................................................50
         6.13     No Company Material Adverse Effect..............................................................50
         6.14     Pooling.........................................................................................50
         6.15     Investment Representation.......................................................................50
         6.16     Shareholders Agreement..........................................................................50
         6.17     Affiliate Agreements............................................................................50

7.       Conditions of Company and Principal Shareholder Obligations..............................................50
         7.1      Representations, Warranties and Covenants.......................................................51
         7.2      Consents and Approvals..........................................................................51
         7.3      Employment Agreements...........................................................................51
         7.4      Tax Opinion of Counsel..........................................................................51
         7.5      Exemption From Registration.....................................................................51
         7.6      Opinions of Counsel.............................................................................52
         7.7      Composition of Parent Board of Directors........................................................52
         7.8      Merger..........................................................................................52
         7.9      Proceedings.....................................................................................52
         7.10     Escrow Agreement................................................................................52
         7.11     Closing Documents...............................................................................52
         7.12     No Parent Material Adverse Effect...............................................................53
         7.13     Injunctions, etc................................................................................53
         7.14     [This section intentionally left blank].........................................................53
         7.15     Affiliate Agreements............................................................................53

8.       Termination:  Amendment and Waiver.......................................................................53
         8.1      Termination.....................................................................................53
         8.2      Effect of Termination...........................................................................54
         8.3      Expenses........................................................................................54
         8.4      Amendment.......................................................................................54
         8.5      Extension, Waiver...............................................................................55

9.       Escrow and Indemnification...............................................................................55
         9.1      Escrow Fund.....................................................................................55
         9.2      Indemnification by the Company Shareholders.....................................................55
         9.3      Officer's Certificate...........................................................................56
         9.4      Escrow Period...................................................................................56
         9.5      Claims Upon Escrow Fund.........................................................................57
         9.6      Objections to Claims............................................................................57
         9.7      Resolution of Conflicts and Arbitration.........................................................57
         9.8      Shareholders' Agent.............................................................................58
         9.9      Actions of the Shareholders' Agent..............................................................59
         9.10     Third-Party Claims..............................................................................60
         9.11     Exclusive Remedy................................................................................60

10.      General Provisions.......................................................................................60
         10.1     Survivability...................................................................................60
         10.2     Notices.........................................................................................61
         10.3     Entire Agreement................................................................................62
         10.4     News Releases; Public Announcements.............................................................62
         10.5     Counterparts; Effectiveness.....................................................................63
         10.6     Descriptive Headings............................................................................63
         10.7     Choice of Law...................................................................................63
         10.8     Assignment......................................................................................63
         10.9     No Third-Party Beneficiaries....................................................................63
         10.10    Waiver and Amendment............................................................................63
         10.11    Waiver of Jury Trial............................................................................64
         10.12    Severability....................................................................................64
         10.13    Construction....................................................................................64

                                    EXHIBITS

No.                  Exhibit
---                  -------

1.1                  Escrow Agreement
3.5(e)               Form of Voting, Lockup and Registration Rights Agreement
3.5(g)               Form of Investor Certificate
3.30                 Form of Employment Agreement
3.31                 Intellectual Property Assignment Agreement
5.12A                Schedule of Affiliates of the Company
5.12B                Form of Affiliate Agreement for Affiliates of the Company
5.12C                Schedule of Affiliates of Parent
5.12D                Form of Affiliate Agreement for Affiliates of Parent
6.3                  Persons Delivering Employment Agreements to Parent

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 9, 2000, by and among MDSI Mobile Data Solutions Inc., a Canadian corporation ("Parent"), MDSI Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Parent, Connectria Corporation, a Missouri corporation (the "Company"), and Richard S. Waidmann and Eric Y. Miller (the "Principal Shareholders").

                                    RECITALS

     A. The Boards of Directors of the Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that the Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of the Company's capital stock shall be converted into common shares of Parent at the rate set forth herein.

     C. The Principal Shareholders own all the issued and outstanding Class A Common Shares of the Company, and believe that the Merger is in the best interests of the Company and its shareholders.

     D. The Company, Parent, Merger Sub and the Principal Shareholders desire to make certain representations and warranties and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code, and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code.

     F. The parties intend to cause the Merger to be accounted for as a pooling of interests.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

     1.   Definitions.

          1.1  Certain Definitions.

          As used in this Agreement, the following terms shall have the meanings specified below:

          "Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

          "Articles of Merger" shall mean the articles of merger with respect to the Merger containing the provisions required by, and executed in accordance with Section 351.430 of the MRS.

          "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such a result is achieved on a timely basis; provided, however, that an obligation to use Best Efforts under this Agreement does not require that Person subject to that obligation to take actions that either: (a) would result in a materially adverse change in the benefits to such Person of this Agreement or the transactions contemplated herein, or (b) would entail a material expenditure or a risk of material loss.

          "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the Province of British Columbia or the State of Missouri), on which commercial banks are open for business in Vancouver, British Columbia and St. Louis, Missouri.

          "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

          "Certificate of Merger" The certificate of merger with respect to the Merger containing the provisions required by, and executed in accordance with,
Section 251 of the DGCL.

          "Closing" shall have the meaning given to such term in Section 2.2.

          "Closing  Date" shall have the  meaning  given to such term in Section
2.2.

          "Closing Price" shall mean, as to any date, the average closing "bid" price of a share of Parent Common Shares for the ten most recent days that Parent Common Shares have traded ending on the trading day immediately prior to such date, as reported on the Nasdaq National Market.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (and any successor statute), and the rules and regulations thereunder.

          "Company  Common  Stock" shall have the meaning  given to such term in
Section 3.5.

          "Company Disclosure Statement" shall mean the disclosure statement of the Company dated the date hereof and delivered pursuant to Section 3 hereof.

          As used in this Agreement, any reference to any event, change or effect having a "Company Material Adverse Effect" shall mean that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of the Company or the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement; provided, however that

Company Material Adverse Effect shall not be deemed to include the impact of (a) any change in GAAP, (b) acts or omissions of the Company made with the prior written consent of Parent, (c) any change in general economic conditions or the industry in which the Company is engaged in business, (d) the effect of the transactions contemplated hereby or compliance by the Company with the provisions of this Agreement on the business, financial condition or results of operations of the Company, or (e) any changes or effects resulting from the announcement of the transactions contemplated hereby.

          "Company  Shareholder"  shall have the  meaning  given to such term in
Section 3.5(a).

          "Company Stock Option Plan" shall have the meaning given to such term in Section 2.6(b).

          "Control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "$" shall mean United States Dollars, unless indicated otherwise.

          "DGCL" shall mean the Delaware General Corporation Law.

          "Dissenting  Shares"  shall  have the  meaning  given to such  term in
Section 2.6(a).

          "Effective Time" shall have the meaning given to such term in Section 2.2.

          "Employment Agreements" shall mean the Employment Agreements dated as of the date hereof, but effective as of the Closing Date, between Parent and each employee of the Company identified in Exhibit 6.3A attached hereto. The Employment Agreements shall be in substantially the form of Exhibit 6.3B attached hereto.

          "Escrow Agent" shall mean U.S. Bancorp, or such other agent as may be selected by mutual agreement of Parent and the Shareholders' Agent, as escrow agent under the Escrow Agreement.

          "Escrow Agreement" shall mean the Escrow Agreement to be dated as of the Closing Date among Parent, Merger Sub, the Shareholders' Agent and the Escrow Agent, in substantially the form of Exhibit 1.1 attached hereto.

          "Escrow Amount" shall mean that number of Parent Common Shares obtained by multiplying (x) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time by (y) the Exchange Ratio, as defined by Section 2.6 hereof, by (z) 0.10.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "GAAP" shall mean, with respect to any Person, United States generally accepted accounting principles, consistently applied.

          "Governmental Authority" shall mean any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign, of competent jurisdiction.

          "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the Ordinary Course of Business.

          "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding current liabilities incurred in the Ordinary Course of Business, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of the Indebtedness of others, (h) all Capital Lease Obligations of such Person,
(i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any entity that is a Subsidiary of such Person.

          "Investment Canada Act" means the Investment Canada Act, a Canadian federal statute, as amended from time to time.

          "IP Assets" shall mean any and all intellectual property assets including, but not limited to, copyrights, patents, trademarks, trade names, service marks, trade secrets, and any rights and licenses pertaining thereto that have been created by or used by any predecessor entity of such Person or have been or were being used by or for such Person or in connection with its business, as presently conducted or as proposed to be conducted, or its products, services, marketing or sales.

          "Knowledge" An individual will be deemed to have Knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter at the time in question.

          A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as an officer of such Person (or in similar capacity) has, or at any time had, "Knowledge" of such fact or other matter.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Materials" shall mean any work of authorship of any Person, including literary works (including computer programs), pictorial works, graphic works (including logos and designs), motion pictures, sound recordings and audiovisual works, regardless of the nature of the material objects such as courseware, documents, manuscripts, periodicals, disks, memory storage devices, tapes, film, and compact disks in which the works are embodied, that has been created by or used by a predecessor entity of such Person or has been or is being used by or for such Person or in connection with its business, as presently conducted or as proposed to be conducted, or its products, services, marketing or sales.

          "Merger" shall have the meaning given to such term in the recitals hereto.

          "MRS" shall mean the Missouri General and Business Corporation Law.

          "Ordinary Course of Business" An action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

               (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

               (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

          "Permitted Liens" shall mean:

               (a) mechanics', carriers', workmen's, repairmen's or other like Liens arising from or incurred in the Ordinary Course of Business and securing obligations which are not due or which are being contested in good faith by any Person (provided that such Person has set up adequate reserves therefor), Liens for Taxes which are not due and payable or which may thereafter be paid without penalty or which are being contested in good faith by any Person (provided that such Person has set up adequate reserves for the payment of such Taxes) and other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances do not materially impair the use of the assets to which they relate in the business of such Person as presently conducted and as proposed to be conducted;

               (b) easements, covenants, rights-of-way and other encumbrances or restrictions of record;

               (c) zoning, building and other similar restrictions; provided that the same are not violated in any material respect by any improvements of such Person or by the use thereof for the conduct of such Person's business;

               (d) equipment leases with third parties entered into by such Person; and

               (e) unrecorded easements, covenants, rights-of-way or other encumbrances or restrictions, and other Liens that are not material in character or amount, none of which materially impairs the use of the property to which they relate in the business of such Person as presently conducted and as proposed to be conducted.

          "Person" shall mean any individual, firm, corporation, partnership, trust, joint venture, Governmental Authority or other entity, including any Subsidiary of any of the foregoing (unless the context otherwise requires), and shall include any successor (by merger or otherwise) of such entity.

          "Parent Common Shares" shall mean common shares of Parent bearing a right to vote for directors of Parent and all other matters coming before shareholders of Parent.

          "Parent Disclosure Statement" shall mean the disclosure statement of Parent dated the date hereof and delivered pursuant to Section 4 hereof.

          As used in this Agreement, any reference to any event, change or effect having an "Parent Material Adverse Effect" shall mean that such event, change or effect is, individually or in the aggregate, materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or other) or results of operations of Parent and its Subsidiaries taken as a whole or the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement; provided, however that Parent Material Adverse Effect shall not be deemed to include the impact of (a) any change in GAAP, (b) acts or omissions of Parent made with the prior written consent of the Company, (c) any change in general economic conditions or the industry in which Parent is engaged in business, (d) the effect of the transactions contemplated hereby or compliance by Parent with the provisions of this Agreement on the business, financial condition or results of operations of Parent, or (e) any changes or effects resulting from the announcement of the transactions contemplated hereby.

          "Pre-Closing Tax Period" shall mean all Taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any Taxable period that includes (but does not end on) such day.

          "SEC" shall mean the Securities and Exchange Commission or any successor commission or agency having similar powers.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Subsidiary" of any Person shall mean a corporation, company or other entity (a) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

          "Surviving  Corporation"  shall have the meaning given to such term in
Section 2.1.

          "Tax" or "Taxes" (including, with correlative meaning, "Taxable") shall mean all federal, state, local and foreign taxes, assessments, levies, duties, impositions, withholdings and other governmental charges (including taxes based upon or measured by gross receipts, income, profits, sales, use or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, social security, employment, excise and property taxes), together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts.

          "Tax Returns" shall mean all Tax returns, reports and forms (including withholding Tax returns) for a Taxable period required to be filed by applicable federal, state, local or foreign Tax laws.

          1.2  Terms Generally.

          The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Sections, paragraphs and Exhibits shall be deemed references to paragraphs and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

     2.   The Merger.

          2.1  The Merger.

          Subject to and upon the terms and conditions of this Agreement, the Certificate of Merger and the Articles of Merger in accordance with the applicable provisions of the DGCL and the MRS, at the Effective Time Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          2.2  Closing; Effective Time.

          The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after (but not more than five (5) Business Days following) the satisfaction or waiver of each of the conditions set forth in Sections 6 and 7 hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Dorsey & Whitney LLP in Seattle, Washington, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Missouri, respectively, in accordance with the relevant provisions of the DGCL and the MRS (the time of such filing being the "Effective Time").

          2.3  Effect of The Merger.

          At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, the Articles of Merger and the applicable provisions of the DGCL and the MRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          2.4  Certificate of Incorporation; Bylaws.

               (a) At the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by the MRS.

               (b) At the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Articles of Incorporation.

          2.5  Directors and Officers.

          At the Effective Time, the officers and directors of the Company shall constitute the officers and directors of the Surviving Corporation until such time as their successors have been duly elected or appointed.

          2.6  Effect on Capital Stock.

          By virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

               (a) Conversion of the Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares, if any, held by Persons exercising dissenters rights in accordance with
          Section 351.455 and related provisions of the MRS ("Dissenting Shares")) shall be converted and exchanged, without any action on the part of the holders thereof, into 0.13745 Parent Common Shares (the "Exchange Ratio").

               (b) Company Stock Option Plans. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1998 Stock Option Plan ("the Company Stock Option Plan") shall be assumed by Parent in accordance with Section 5.13 hereof.

               (c) Capital Stock of Merger Sub. At the Effective Time, each share of common stock of Merger Sub, par value $0.0001 per share ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Class A Common Stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each stock certificate of Merger Sub evidencing ownership of Merger Sub Common Stock shall evidence ownership of such shares of Surviving Corporation Common Stock.

               (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time.

               (e) Fractional Shares. No fraction of a Parent Common Share will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of an Parent Common Share (after aggregating all fractional Parent Common Shares to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Price at the Effective Time. The fractional share interests of each Company Shareholder shall be aggregated, so that no Company

          Shareholder   shall  receive  cash  in  respect  of  fractional  share
          interests in an amount greater than the value of one full Parent Common Share.

               (f) Dissenters' Rights. Dissenting Shares, if any, shall not be converted into Parent Common Shares but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the MRS. The Company shall give Parent prompt notice of any demand received by the Company to require the Company to purchase Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Parent, or as required under the MRS, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of the MRS, becomes entitled to payment of the fair value for such Dissenting Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of the Company Common Stock, the number of Parent Common Shares to which such shareholder would otherwise be entitled under this Section 2.6, the Certificate of Merger and the Articles of Merger less the number of shares allocable to such shareholder that would be required to be on deposit in the Escrow Fund (as defined below) in respect of such Parent Common Shares pursuant to Section 2.7(i) and Section 9 hereof, after giving effect to any required deposits in and distributions from the Escrow Fund.

               (g) Certificate Legends. The shares of Parent Common Stock to be issued pursuant to this Section 2 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the
          "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Parent Common Stock to be issued pursuant to this Section 2 shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          2.7  Surrender of Certificates.

               (a) Exchange Procedures. Prior to Closing, Parent shall deliver to each holder of record of a certificate or certificates (the "Certificate") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive Parent Common Shares (and cash in lieu of fractional shares) pursuant to Section 2.6, (i) a letter of transmittal consistent with the terms hereof (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by Parent, and shall be in such form and have such other provisions as shall be acceptable to Parent and the Company) and
          (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Shares (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to Parent or to such other agent as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Parent Common Shares less the number of Parent Common Shares to be deposited in the Escrow Fund on such holder's behalf pursuant to Sections 2.7(e) and 9 hereof and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.6(e), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full Parent Common Shares into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.6(e).

               (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.7(b)) with respect to such Parent Common Shares.

               (c) Transfers of Ownership. If any certificate for Parent Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

               (d) Dissenting Shares. The provisions of this Section 2.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 2.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of Parent Common Shares to which such holder is entitled pursuant to Section 2.6 hereof.

               (e) Escrow. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 9 hereof, Parent shall cause to be delivered to the Escrow Agent a certificate or certificates representing that number of Parent Common Shares equal to the Escrow Amount, which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates canceled pursuant to this Section 2.7. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Parent for certain damages as provided in Section 9. To the extent not used for such purposes, such shares shall be released, all as provided in Section 9 hereof and in the Escrow Agreement.

          2.8  No Further Ownership Rights in Capital Stock.

          All Parent Common Shares issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

          2.9  Lost, Stolen or Destroyed Certificates.

          In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Common Shares (and cash in lieu of fractional shares) as may be required pursuant to Section 2.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost stolen or destroyed.

          2.10 Tax and Accounting Consequences.

          It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and qualify for accounting treatment as a pooling. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Each of the parties hereto agrees to file any and all Tax Returns, in a manner consistent with the qualification of the Merger as a reorganization under Section 368 of the Code unless advised by its principal Tax advisors that substantial authority does not exist for such qualification. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, except for the representations and warranties contained in Section 4.19 and the

Tax certificates provided under Section 7.4, the parties acknowledge and agree that no party is making any assurances as to the status of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Effective Time has or may have on any such reorganization status.

          2.11 Taking of Necessary Action; Further Action.

          If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

     3. Representations and Warranties of the Company and the Principal Shareholders.

     Except as disclosed in the Company Disclosure Statement, the Company and the Principal Shareholders jointly and severally represent and warrant to Parent and Merger Sub as follows:

          3.1  Organization and Standing of the Company.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure so to qualify would have a Company Material Adverse Effect. Attached to the Company Disclosure Statement are true and complete copies of the Articles of Incorporation and the Bylaws, as in effect on the date hereof, of the Company. The share certificates and transfer books and the minute books of the Company which have been made available for inspection by Parent and its representatives are complete and correct. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of the Company, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

          3.2  Authority.

          The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company Shareholders as contemplated by Section 5.11. The Board of Directors of the Company has (i) unanimously approved this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the Company Shareholders and is on terms that are fair to such shareholders and (iii) recommended that the Company Shareholders approve this Agreement and the Merger. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and except to the extent such enforceability may be limited by general principles of equity. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Articles of Incorporation or Bylaws of the Company, as amended, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license which is required by this Agreement to be disclosed in the Company Disclosure Statement, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with or notice to any Governmental Authority or any other Person is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filings of the Certificate of Merger and the Articles of Merger, as provided in Section 2.2, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country;
(iii) the consents, approvals, orders, authorizations, registrations, declarations, filings and notices described in Section 3.2 of the Company Disclosure Statement, and (iv) such other consents, authorizations, filings, approvals, registrations and notices which, if not obtained or made, would not prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

          3.3  No Bankruptcy, etc.

          There has not been filed any petition or application, or any proceedings commenced which have not been discharged, by or against the Company or any of its assets under any law, domestic or foreign, relating to bankruptcy, reorganization, compromise arrangements, insolvency, readjustment of debt or creditors rights, and no assignment or proposal for the benefit of creditors has been made by the Company.

          3.4  Litigation.

          Except as set forth in Section 3.4 of the Company Disclosure Statement, there is no claim, action, suit, proceeding, arbitration, or other proceeding or investigation pending or, to the Knowledge of the Company, threatened against or relating to the Company.

          3.5  Capital Stock of the Company.

               (a) The authorized capital stock of the Company consists of Sixty Million (60,000,000) shares of common stock, par value $0.01 per share (the "Company Common Stock") consisting of Forty Million (40,000,000) shares of Class A Voting Common Stock, par value $0.01 per share (the "Class A Common Stock"); and Twenty Million (20,000,000) shares of Class B Non-Voting Common Stock, par value $0.01 per share (the "Class B Common Stock," and collectively with the Class A Common Stock, the "Company Common Stock"), of which Six Million (6,000,000) shares of Class A Common Stock and One Hundred Fifty Thousand (150,000) shares of Class B Common Stock are issued and outstanding. The shareholders of the Company Common Stock as set forth in Section 3.5(a) of the Company Disclosure Statement (the "Company Shareholders") are the record owners of the issued and outstanding Company Common Stock as of the Record Date (as defined in Section 5.11). There are no other shares of Company Common Stock issued, or, except as set forth in Section 3.5(b) of the Company Disclosure Statement, reserved for issuance, or authorized or outstanding. All Company Common Stock is duly authorized, validly issued, fully paid and non-assessable and was not issued in violation of any preemptive or subscription rights of any Person.

               (b) Except for stock options subject to the Company Stock Option Plan, which are described in Section 3.5(b) of the Company Disclosure Statement, there are no outstanding warrants, options, rights, securities, agreements, subscriptions or other commitments pursuant to which the Company is or may become obligated to issue, deliver or sell any additional shares of the Company Common Stock or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment. Except as set forth in
          Section 3.5(b) of the Company Disclosure Statement and except as provided in the Company's Articles of Incorporation, there are no outstanding options, rights, securities, agreements or other commitments pursuant to which the Company is or may become obligated to redeem, repurchase or otherwise acquire or retire any Company Common Stock which is presently outstanding or may be issued in the future.

               (c) All securities of the Company heretofore issued and sold by the Company were issued and sold in compliance with all applicable federal and state securities laws.

               (d) The Principal Shareholders have entered into written agreements with Parent to vote all shares held by such shareholders in favor of the Merger in substantially the form attached as Exhibit 3.5(e) (the "Voting, Lockup and Registration Rights Agreements") and have executed and delivered to Parent the irrevocable proxy attached thereto concurrently with the execution of this Agreement.

               (e) At the Effective Date, except as granted in connection with the transactions contemplated by this Agreement, no Person will possess the right to require or compel the Company or any successor thereto to file any registration statement to register under the Securities Act or any state securities laws any shares of Company Common Stock or any security issued in exchange or substitution therefor.

               (f) Each Principal Shareholder (i) is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and (ii) has completed and delivered to Parent an Investor Certificate in the form attached as Exhibit 3.5(g) hereto.

          3.6  Equity Interests.

          Except as described in Section 3.6 of the Company Disclosure Statement, the Company does not have any Subsidiaries and does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity, and the Company is not a member of or participant in any partnership, joint venture or similar entity and is not obligated to become such a member or participant.

          3.7  Financial Statements.

          The Company has delivered to Parent the balance sheets of the Company as of the years ended December 31, 1997, 1998 and 1999, and the related statements of income, shareholders' equity and cash flows for the years then ended, and unaudited financial statements for the most recent quarter end (the "Financial Statements"). The Financial Statements have been prepared from and are in accordance with the books and records of the Company, have been prepared in conformity with generally accepted accounting principles in the United States consistently applied (subject, in the case of interim financial statements, to normal, recurring, year-end adjustments and in each case to the lack of required footnotes) and fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of its operations for the periods then ended.

          3.8  Liabilities.

          The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) except (i) as set forth or reflected on the Financial Statements (or described in the notes thereto), (ii) for open purchase contracts and orders for supplies and equipment in the Ordinary Course of Business (none of which is reflected on the Financial Statements), (iii) for liabilities and obligations incurred in the Ordinary Course of Business consistent with past practice since the date of the Financial Statements and not in violation of this Agreement, (iv) for liabilities disclosed in the Company Disclosure Statement, (v) for liabilities and obligations arising under the Contracts described in Sections 3.13 and 3.14 of the Company Disclosure Statement (or not required to be described therein due to the dollar amount or other terms of such Contracts), and (vi) for liabilities and obligations under applicable laws and regulations of Governmental Authorities of the type generally applicable to businesses engaged in the transaction of business for profit.

          3.9  Taxes.

               (a) The Company has never been a member of an affiliated group within the meaning of Section 1504 of the Code. Except as set forth in
          Section 3.9 of the Company Disclosure Statement, (1) the Company filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns for the Pre-Closing Tax Period required to be filed as of the date hereof with respect to the Company and have paid all Taxes shown as due thereon, (2) each such Tax Return is true, complete and correct in all respects, (3) all Taxes of the Company arising under applicable law in respect of the Pre-Closing Tax Period required to be paid as of the date hereof have been paid in full to the proper authorities (or adequate reserves for the payment thereof have been established on the Financial Statements in accordance with GAAP),
          (4) no Tax Liens have been filed and no claims are being asserted or might be asserted with respect to any Taxes of the Company, (5) the Company is not delinquent in the payment of any Taxes for which the Company may be liable other than amounts that are being disputed in good faith and for which reserves have been established in the Financials Statements in accordance with GAAP, (6) no restrictions on assessment or collection of Taxes have been waived with respect to the Company and the Company has not consented to the extension of any statute of limitations with respect to the Company relating to Taxes for which the Company may be liable, (7) there never has been, and currently there is no, action, suit, proceeding, investigation or claim now pending or, to the Knowledge of the Company, impending or threatened against the Company with respect to any Tax for the Pre-Closing Tax Period, (8) the Company has neither agreed nor is required by law to make any adjustment by reason of a change in accounting method or otherwise that will affect the Taxable income or deductions of the Company for any period ending after the Closing Date, except for such adjustments as are contemplated by this Agreement and the transactions contemplated hereby, (9) no returns, reports or forms filed by or on behalf of the Company with respect to Taxes are currently being audited or examined, nor has notice been received by the Company of any audit or examination, and (10) the Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. Section
          3.9 of the Company Disclosure Statement also sets forth the Company's best estimate of all unpaid Taxes to be accrued in respect of the Pre-Closing Tax Period (other than accrued and unpaid Taxes reflected on the Financial Statements). The Company has delivered or made available to Parent or its representatives accurate and complete copies of all federal and state income Tax Returns previously filed by the Company for its last three full taxable years.

               (b) Except as disclosed in Section 3.9 of the Company Disclosure Statement, (1) the Company has not made with respect to itself, or any property held by it, any consent under Section 341 of the Code, (2) no property of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code, (3) the Company is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, (4) there are not now and never have been any Tax sharing agreements, Tax indemnity agreements, Tax allocation agreements or other arrangements with any Person under which the Company could have any obligation or liability on or after the Closing Date, (5) the Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and Parent is not required to withhold tax with respect to the Merger by reason of Section 1445 of the Code,
          (6) the Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Company pursuant to Section 280G or 162 (other than by reason of Section 263 or 263A) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code, (7) the Company has not participated in an international boycott as defined in Section 999 of the Code, (8) the Company has no net operating or other tax attributes presently subject to limitation under

          Code Sections 382, 383 or 384 except as such limitations may be imposed by reason of the transaction contemplated herein; (9) except with respect to any cash paid by Parent pursuant to this Agreement, the transactions contemplated by this Agreement are not subject to the tax withholding provisions of Section 3406, or of subchapter A of Chapter 3 of the Code or of any other provision of law, (10) no item of income or gain reported by the Company for financial accounting purposes in any pre-Closing period is required to be included in taxable income for a post-Closing period, and (11) there are no outstanding rulings of, or requests for rulings with, any tax authority addressed to the Company that are, or if issued would be, binding on the Company.

          3.10 Assets Other than Real Property.

          The Company has good and marketable title to all tangible assets reflected on the Financial Statements or acquired after the date thereof, except those since sold or otherwise disposed of for fair value in the Ordinary Course of Business, in each case free and clear of all Liens except Permitted Liens. All the tangible personal property owned by the Company is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and to the Company's Knowledge all personal property leased by the Company is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof.

          3.11 Real Property.

          Section 3.11 of the Company Disclosure Statement sets forth a complete list of all real property and interests in real property leased by the Company. The Company does not own any interests in real property in fee. The Company has a good and valid leasehold interest in all real property and interests in real property shown in Section 3.11 of the Company Disclosure Statement to be leased by it, in each case free and clear of all Liens except Permitted Liens. Except as disclosed in Section 3.11 of the Company Disclosure Statement, the Company has never owned, leased or used, or controlled any other Person which has owned, leased or used, any real property or interests in real property, other than as now owned, leased or used by the Company.

          3.12 Intellectual Property.

               (a) Section 3.12A of the Company Disclosure Statement sets forth a true and complete description of the Company's IP Assets and Materials. Any intellectual property interests and rights of any other Person in the Company's IP Assets or Materials, or any portions thereof, have been identified in Section 3.12B of the Company Disclosure Statement. Section 3.12B of the Company Disclosure Statement sets forth a true and complete list of all such interests and rights. Except as disclosed in Section 3.12B of the Company Disclosure Statement, all Company IP Assets and Materials, including those disclosed in Section 3.12A of the Company Disclosure Statement, are owned by the Company. Except as identified in Section 3.12B of the Company Disclosure Statement, the Company owns or has the right to use, without payment to any other Person, all of the Company's IP Assets and Materials, or portions thereof, free and clear of all Liens. The Company has no notice or Knowledge of any objection or claim being asserted by any

          Person with respect to the ownership, validity, enforceability or use of any such Company IP Assets or Materials or challenging or questioning the validity or effectiveness of any license relating thereto. The conduct of the Company's business, as presently conducted and to the Company's Knowledge, as proposed to be conducted (including the use, preparation, and design of the Materials), and the Materials themselves, do not violate, conflict or infringe any contract, license, patent, copyright, trademark, trade secret, or other intellectual property rights, or privacy, publicity or similar rights of any other Person. Except as disclosed in Section 3.12C of the Company Disclosure Statement, there are no unresolved conflicts with, or pending claims of, any other Person, whether in litigation or otherwise, involving the Company's IP Assets or Materials, and there are no Liens or rights of any other Person, including moral rights, which would prevent the Company from fulfilling its obligations under this Agreement. No activity of any employee of the Company as or while an employee of the Company has caused a violation of any trade secret of the Company.

               (b) Any options, rights, licenses or interests of any kind relating to the IP Assets or Materials, or any portions thereof, granted to any other Person have been identified in Section 3.12D of the Company Disclosure Statement. Section 3.12D of the Company Disclosure Statement sets forth a true and complete list of all such options, rights, licenses or interests. Except as disclosed in Section 3.12D of the Company Disclosure Statement, the Company has not granted any options, rights, licenses, or interests of any kind relating to the Company's IP Assets or Materials, or any portions thereof.

          3.13 Contracts.

          Except as set forth in Section 3.13 of the Company Disclosure Statement, the Company is not a party to and neither the Company nor any of its property or assets are bound by any contracts, agreements or understandings, whether written or oral, involving:

               (a) agreements or contracts involving expenditures or receipts of the Company in excess of $10,000 in any twelve month period;

               (b) employment agreements or employment contracts that are not terminable at will by the Company;

               (c) (i) employee collective bargaining agreements or other contracts with any labor union, (ii) plans, programs, arrangements or agreements that provide for the payment of severance, termination or similar type of compensation or benefits upon the termination or resignation of any employee of the Company or (iii) plans, programs, arrangements or agreements that provide for medical or life insurance benefits for former employees of the Company or for current employees of the Company upon their retirement from, or termination of employment with, the Company;

               (d)  covenants  not  to  compete,   other  than  confidentiality,
          non-disclosure and non-competition agreements executed by employees of the Company in favor of the Company;

               (e) agreements, contracts or other arrangements with (i) any Company Shareholder, (ii) any Affiliate of the Company or any Shareholder of any Affiliate of the Company or (iii) any officer, director or employee of the Company or any Affiliate of the Company (other than employment agreements covered by clause (b) above and confidentiality, non-disclosure and non-competition agreements with employees);

               (f) licenses or other agreements relating in whole or in part to patents, trademarks, trade names, service marks, copyrights or other intellectual property rights (including, but not limited to, any license or other agreement under which the Company has the right to use any of the same owned or held by any other Person);

               (g) licenses or franchise agreements granted by the Company pursuant to which the Company has agreed to refrain from granting license or franchise rights to any other Person;

               (h) agreements or contracts under which the Company has (i) incurred any Indebtedness or (ii) given any Guarantee;

               (i) mortgages, pledges, security agreements, deeds of trust or other documents under which the Company has granted a Lien or security interest (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices); or

               (j) other agreements, contracts, leases, licenses, commitments or instruments to which the Company is a party or by or to which it or any of its properties or assets or businesses is bound or subject which is otherwise material to the business of the Company as presently conducted or as proposed to be conducted.

The Company has delivered to Parent a true and correct copy or written summary of each agreement, contract, lease, license, commitment or instrument of the Company set forth in this Section 3.13 of the Company Disclosure Statement (collectively, the "Contracts") and each such agreement is in full force and effect and is a legal, valid and binding agreement of the Company and, to the Company's Knowledge, of each other party thereto, enforceable against the Company and each other party thereto, in accordance with its terms; the Company has performed or is performing all material obligations required to be performed by it under the Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder; and to the Company's Knowledge, no other party to any of the Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder. The Company knows of no facts or circumstances that would reasonably be expected to materially adversely affect the Company's ability to perform its obligations under any Contract. With respect to Contracts required to be disclosed in Section 3.13 of the Company Disclosure Statement which have not been furnished to Parent prior to execution of this Agreement, none of such Contracts contains any penalty, forfeiture, guaranty, warranty, liquidated damages or default provisions that would require the Company to pay, forfeit or refund a sum, or to provide services with a value, in excess of the original value of such Contract, in the event of the Company's default or breach under the terms of such Contract.

          3.14 Partner Agreements.

          Set forth in Section 3.14 of the Company Disclosure Statement is a true and complete list of each agreement between the Company and those businesses which the Company publicly identifies as its business partners (collectively, the "Partner Agreements"). Each Partner Agreement is in full force and effect and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms; the Company has performed or is performing all material obligations required to be performed by it under the Partner Agreements and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder; and no other party to any of the Partner Agreements is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder. The Company is not engaged in any disputes with any party to any Partner Agreement, and to the Company's Knowledge, no party to any Partner Agreement is considering termination, nonrenewal or any material adverse modification of its arrangements with such Partner Agreements with the Company.

          3.15 Certain Payments.

          Since its inception, neither the Company nor, to the Company's Knowledge, any director, officer, employee or other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of applicable law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

          3.16 Accounts Receivable.

          All the accounts receivable of the Company as shown on or reflected in the Financial Statements constituted at the date of the Financial Statements actual and bona fide receivables representing obligations for the amount thereof shown on the books of the Company. All such accounts receivable resulted from the conduct of the Company's business in the Ordinary Course of Business.

          3.17 Absence of Changes or Events.

               (a) Except as set forth in Section 3.17 of the Company Disclosure Statement, since December 31, 1999, the business of the Company has been conducted in the Ordinary Course of Business and there has not been any fact, event, circumstance or change affecting the Company which has had or is reasonably likely to have a Company Material Adverse Effect.

               (b) Except as set forth in Section 3.17 of the Company Disclosure Statement, since December 31, 1999, the Company has not (i) declared or paid or made, or agreed to declare or pay or make, any dividends or other distributions in cash or property to the Company Shareholders, purchased or redeemed any securities issued by the Company, (ii) made any material expenditures or investments, or acquired any entity or entered into any joint venture, or entered into any contract to do any of the foregoing, (iii) other than salaries and benefits, paid, loaned or advanced money to or transferred property to the Company Shareholders or to Affiliates of the Company or entered into any contract to do any of the foregoing, (iv) sold, licensed, assigned or otherwise transferred any material assets (other than in the Ordinary Course of Business), or entered into any contract to do any of the foregoing or to be acquired by another entity, (v) canceled any material Indebtedness owed to the Company or waived any material claims of any kind or (vi) failed to pay any payroll or other Taxes when due or failed to pay all other obligations of the Company consistent with past practice.

          3.18 Compliance with Applicable Laws.

               (a)  The  Company  and its  properties,  assets,  operations  and business have been operated and are in compliance in all material respects with all applicable statutes, laws, ordinances, administrative orders, rules and regulations of any Governmental Authority and any filing requirements relating thereto.

               (b) The Company has obtained all permits, licenses and other authorizations which are required with respect to the operation of its business and the ownership of its assets under federal, state, local and foreign laws, except where the failure to obtain a permit, license or authorization would not have a Company Material Adverse Effect. The Company is in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations.

          3.19 Certain Employee Matters.

               (a) No activity of any officer, director or employee of the Company as or while an officer, director or employee of the Company has caused (or in light of the Company's business as now conducted or as proposed to be conducted, will cause) a violation of any employment contract, confidentiality agreement, patent disclosure agreement or other contract or agreement, or any judgment, decree or order, by which any such officer, director or employee is bound. Neither the execution and delivery of the Employment Agreements by the employees who will be parties thereto, nor the conduct of the business of the Company as presently conducted, or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employees are now obligated.

               (b) Except as disclosed in Section 3.19(b) of the Company Disclosure Statement, all current and former members of management and key personnel (including all employees involved in the development of the Company's IP Assets or Materials) of and consultants to the Company have executed and delivered to the Company a proprietary right and confidential information agreement restricting such Person's right to disclose confidential information of the Company. Except as disclosed in Section 3.19(b) of the Company Disclosure Statement, all such members of management and key personnel of and consultants to the Company have been party to a "work-for-hire"
          arrangement, in the case of consultants, or proprietary rights agreement, in the case of members of management and key personnel, with the Company pursuant to which either (i) the Company, in accordance with applicable federal and state law, has full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) there has been conveyed to the Company by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising. No employee, agent, consultant or contractor associated with any of the members of management or key personnel of the Company who has contributed to or participated in the conception and development of the Company's IP Assets or Materials or other proprietary rights of the Company has asserted or threatened any claim against the Company, including any claim of moral rights, in connection with such Person's involvement in the conception and development of the Company's IP Assets or Materials or other proprietary rights and no such Person has a reasonable basis for any such claim.

               (c) Neither the Company nor any of its officers or employees have any patents or copyrights issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company in the furtherance of its business operations as presently conducted or as proposed to be conducted, which patents, copyrights or applications have not been assigned to the Company with such assignment duly recorded in the United States Patent and Trademark Office or with the United States Department of Commerce, Library of Congress, as the case may be.

               (d)  Since the date of its  incorporation,  the  Company  has not experienced any labor disputes, union organization attempts or work stoppage due to labor disagreements. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice or any other unlawful practice that may give rise to a claim. There is no unfair labor practice charge or complaint against the Company pending or threatened before the National Labor Relations Board or any comparable state agency or authority. There is no labor strike, dispute, request for representation, slowdown or stoppage pending or threatened against or affecting the Company. No question concerning representation has been raised or is threatened respecting the employees of the Company. No grievance which might have a material adverse effect on the Company, nor any arbitration proceeding arising out of collective bargaining agreements, is pending or threatened against the Company.

               (e) The Company has properly classified all non-employee Persons providing services to the Company, including all consultants, independent contractors, or other persons that have or are performing services on behalf of the Company. The Company is in compliance in all material respects with all applicable equal employment opportunity laws, ordinances, regulations, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, social security and similar taxes and occupation safety and health and other applicable rules (the "Employment Regulations") and is not engaged in any practice that may give rise to a claim under the Employment Regulations. Other than as set forth in Section 3.19(e) of the Company Disclosure Statement, (i) the Company is not aware of any facts or circumstances, which could form the basis for assertion of a claim or liability, in each case, regarding non-compliance with Employment Regulations and (ii) the Company is not subject to any discrimination claims or affirmative action obligations.

          3.20 Insurance.

          Section 3.20 of the Company Disclosure Statement sets forth a complete and accurate list and description, including, but not limited to, annual premiums and deductibles, of all policies of fire, liability, product liability, workmen's compensation, health, directors and officers, keyman, employees and officers and other forms of insurance presently in effect with respect to the Company's business, true copies of which have been delivered to, or made available for review by, Parent. All such policies are valid and outstanding policies and provide insurance coverage for the properties, assets and operations of the Company, of the kinds, in the amounts and against the risks required to comply with applicable law. The Company has not been refused any insurance with respect to any aspect of the operations of its business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancellation or termination has been received by the Company to any such policy. The activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. There are no performance and surety bonds currently posted by the Company.

          3.21 Benefit Plans.

               (a) Section 3.21(a) of the Company Disclosure Statement sets forth a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "employee welfare benefit plans" (as defined in Section 3(1) of ERISA); and other plans for the benefit of employees, including but not limited to any employment agreements, executive compensation, fringe benefit, incentive, stock option, performance pay, loan or loan guarantee, plant closing, change of control, equity-based or deferred compensation plans, and any other similar fringe or employee benefit plans, funds, programs or arrangements, (all the foregoing being herein called "Benefit Plans") maintained or contributed to by the Company for the benefit of any officers or employees of the Company, whether of a legally binding nature or in the nature of informal understandings. The Company has delivered or made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plan, a brief description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to any Benefit Plan (if any such report was required) and
          (iii) each trust agreement and group annuity contract relating to any Benefit Plan. No such Benefit Plan is a plan subject to Title IV of ERISA. There is no other entity or business that is treated as a single employer with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

               (b) The Company and the Benefit Plans are in compliance in all material respects with the provisions of ERISA and the Code and the regulations and published interpretations thereunder. Any Benefit Plan that is intended to qualify under

          Section 401(a) of the Code has received a favorable determination letter from the IRS ruling that the plan does so qualify, and to the Company's Knowledge, nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any such plan. All Benefit Plans have been administered in accordance with their terms in all material respects.

               (c) No transaction has occurred with respect to any Benefit Plan that could subject the Company to a tax or penalty imposed by either
          Section 4975 of the Code or Section 502 of ERISA. No Benefit Plans (other than such plans intended to be qualified under Section 401(a) of the Code) provide benefits to retired employees, except as required by Section 601 et. seq. of ERISA and Section 4980B of the Code.

               (d) All contributions required under applicable law or the terms of any Benefit Plan or other agreement relating to a Benefit Plan to be paid by the Company have been completely and timely made to each such plan when due, and the Company has established adequate reserves on its books to meet liabilities for contributions accrued but that have not been made because they are not yet due and payable.

               (e) No facts or circumstances exist, no actions have been taken or omitted to be taken, nothing has occurred, and nothing will occur as a result of the execution of this Agreement or the consummation of the transactions contemplated herein, such that the Company could be, or is, subject (directly or indirectly, such as through an indemnification, guarantee or similar agreement or obligation) to any liability for any claims, judgments, damages, penalties, taxes (including excise taxes), assessments or similar items (including, without limitation, any claim by a plan, or by the Pension Benefit Guaranty Corporation under Section 412 of the Code or under Title IV of ERISA, or by any other governmental authority) with respect to (i) any plan currently or formerly maintained by the Company or (ii) any plan to which the Company has contributed or has been obligated to contribute (other than liability for benefit payments incurred in the normal operations of any such plan for periods preceding and through the Closing Date).

               (f) Except as disclosed in Section 3.21(f) of the Company Disclosure Statement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any
          Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit. Except as described in Section 3.21(f) of the Company Disclosure Statement no payment (or acceleration of benefits) required to be made to any employee as a result of the transactions contemplated by this Agreement, under any Benefit Plan or otherwise, will, if made, constitute a payment that would not be deductible under Section 280G of the Code.

          3.22 Beneficial Ownership

          To the Company's and the Principal Shareholder's Knowledge, no Company Shareholder together with such Company's Shareholder's associates, Affiliates or Persons with whom such Shareholder acts jointly or in concert, as a result of the Merger, will immediately after the Effective Time beneficially own ten percent (10%) or more of the outstanding Parent Common Shares.

          3.23 Disclosure.

          The Company has not failed to disclose to Parent any facts, circumstances, events or acts of which the Company has Knowledge which may constitute a Company Material Adverse Effect. No representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided by this Agreement.

          3.24 Confidentiality Obligations.

          Except in the Ordinary Course of Business as disclosed in Section 3.24 of the Company Disclosure Statement, the Company is not in possession of any information, documents or material under an obligation of confidentiality to any other Person. The conduct of the Company's business as presently conducted and as proposed to be conducted (including the use, preparation, and design of the IP Assets or Materials), will not violate or conflict with the obligations of confidentiality of the Company to any such other Person.

          3.25 Depositories; Powers of Attorney.

          Section 3.25 of the Company Disclosure Statement sets forth: (i) the name of each bank or similar entity in which the Company has an account, lockbox or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto and (ii) the name of each Person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms thereof.

          3.26 Brokers' or Finders' Fees.

          Except as described in Section 3.26 of the Company Disclosure Statement, no agent, broker, investment banker or other person or firm acting on behalf of the Company or any of its directors or executive officers, or under the authority of any of them will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from the Company in connection with any of the transactions contemplated hereby.

          3.27 Environmental Matters.

               (a) The following terms shall be defined as follows:

                    (i) "Environmental Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public; and

                    (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental Laws.

               (b) To the Company's Knowledge, the Company is not in violation of any Environmental Law relating to the properties or facilities of the Company at which any part of the Company's business is conducted. To the Company's Knowledge, the Company has not used, generated, manufactured or stored on or under any part of its properties or facilities at which any part of the Company's business is conducted, or transported to or from any part thereof, any Hazardous Materials in violation of any applicable Environmental Laws. To the Knowledge of the Company, during the Company's period of occupancy there has not been any presence, disposal, or release by the Company of any
          Hazardous Materials on, from or under any part of the Company's properties or facilities at which any part of the Company's business is conducted. No civil, criminal or administrative action, proceeding or investigation is pending against the Company, or to the Company's Knowledge, threatened against the Company, and the Company has no Knowledge of any facts or circumstances which could form the basis for assertion of a claim or liability, in each case, regarding non-compliance with Environmental Laws relating to the Company's business.

          3.28 Related Party Transactions.

          Except as set forth in Section 3.28 of the Company Disclosure Statement (a) no Related Party has, and no Related Party has at any time since December 31, 1997 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since December 31, 1997 been, indebted to the Company; (c) since December 31, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in (other than through de minimis stock ownership in public companies), any material contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since December 31, 1997 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the company (other than rights to receive compensation and benefits for services performed as an employee of the Company), rights to reimbursement for expenses, and rights to indemnification for their acts as officers and directors of the Company under applicable law). For purposes of this Section 3.28 each of the following will be deemed to be a "Related Party:"
(i) each individual who is, or who has at any time since December 31, 1997 been, an officer or director of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Person (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

          3.29 Canadian Residency Status, etc.

               (a)  To  the   Knowledge   of  the  Company  and  the   Principal
          Shareholders, (i) none of the Company Shareholders other than the Principal Shareholders are residents of Canada and (ii) the Company Shareholders will acquire Parent Common Shares for investment and not for resale into Canada. None of the Principal Shareholders is a resident of Canada. The Principal Shareholders will be acquiring the Parent Common Shares allocated to them for investment and not for resale into Canada.

               (b) The Company and the Principal Shareholders acknowledge that:

                    (i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Parent Common Shares;

                    (ii) there is no government or other insurance  covering the
               Parent Common Shares;

                    (iii) there are risks associated with the acquisition of the
               Parent Common Shares;

                    (iv) there are  restrictions  on the  ability of the Company
               Shareholders to resell the Parent Common Shares and it is the responsibility of the Company Shareholders to find out what those restrictions are and to comply with them before selling the Parent Common Shares; and

                    (v) Parent has advised the Company and the Principal Shareholders that Parent is relying on an exemption from the requirements to provide the Company Shareholders with a prospectus and to sell securities through a person registered to sell securities under the British Columbia Securities Act (the "B.C. Act") and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Company Shareholders.

          3.30 Principal Shareholder Employment Agreements.

          Each of the Principal Shareholders has executed and delivered to Parent an employment agreement in substantially the form attached hereto as
Exhibit 3.30.

          3.31 Intellectual Property Assignment Agreements.

          Each of the Principal Shareholders has executed and delivered to the Company an Intellectual Property Assignment Agreements in substantially the forms attached hereto as Exhibit 3.31.

     4.   Representations and Warrantees of Parent and Merger Sub.

     Except as disclosed in a document of even date herewith and delivered by Parent to the Company prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Parent Disclosure Statement"), Parent and Merger Sub represent and warrant to the Company as follows:

          4.1  Organization and Standing of Parent.

          Parent is a corporation duly organized, validly existing and in good standing under the federal laws of Canada. Parent is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure so to qualify would have a Parent Material Adverse Effect. Attached to the Parent Disclosure Statement are true and correct copies of the Certificate or Articles of Amalgamation and Bylaws, as in effect on the date hereof, of Parent and the Merger Sub, respectively.

          4.2  Capitalization.

               (a) The authorized capital stock of Parent consists of an unlimited number of Parent Common Shares with no par value, of which 7,694,768 shares are issued and outstanding as of May 3, 2000. All shares of the issued and outstanding Parent Common Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive or subscription rights. All of the issued and outstanding Parent Common Shares were issued in compliance with federal, provincial and foreign securities laws.

               (b) Up to 2,100,000 Parent Common Shares are authorized to be issued pursuant to Parent stock option plans, of which options to acquire 1,898,534 Parent Common Shares (the "Parent Options") have been granted as of December 31, 1999, and up to 100,000 Parent Common Shares may be purchased pursuant to Parent's stock purchase plan. Except as disclosed in the Parent SEC Reports (as hereinafter defined) and the other options and warrants described in Section 4.2(b) of the Parent Disclosure Statement, as of December 31, 1999, (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from, Parent any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent, and (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock. Parent has sufficient authorized and unissued Parent Common Shares to enable it to comply with its obligations under this Agreement, including the delivery of Parent Common Shares to the holders of Company Common

          Stock pursuant to the Merger and the issuance of Parent Common Shares pursuant to the exercise of options to be assumed by Parent as set forth in Section 5.13 hereof.

               (c) Except for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of all of the Subsidiaries of Parent have been validly issued, are fully paid and non-assessable and are owned of record and beneficially, directly or indirectly, by Parent, free of any Liens, preemptive rights or other restrictions with respect thereto.

          4.3  Authority of Parent.

          Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and except to the extent such enforceability may be limited by general principles of equity. The execution and delivery of this Agreement by Parent does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under
(i) any provision of the Articles of Incorporation, as amended, or bylaws of Parent, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with or notice to any Governmental Authority or any other Person is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger and the Articles of Merger, as provided in Section 2.2,
(ii) filings  required  under  Regulation D of the  Securities  Act;  (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iv) such filings or approvals required under the By-Laws of the National Association of Securities Dealers (the "NASD") or the Toronto Stock Exchange (the "TSE") as described in Section 4.3 of the Parent Disclosure Statement; (v) the consents, approvals, orders, authorizations, registrations, declarations, filings and notices described in
Section 4.12 of the Parent Disclosure Statement; and (vii) such other consents, authorizations, filings, approvals, registrations and notices which, if not obtained or made, would not have a Parent Material Adverse Effect and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

          4.4 Absence of Certain Changes or Events.

          Except as set forth in Section 4.4 of the Parent Disclosure Statement or the Parent SEC Reports filed by Parent with the SEC pursuant to the Exchange Act and the Securities Act, since December 31, 1999 there has not been any fact, event, circumstance or change affecting or relating to Parent or its Subsidiaries which has had or is reasonably likely to have an Parent Material Adverse Effect.

          4.5  Absence of Undisclosed Liabilities.

          Except as set forth in Section 4.5 of the Parent Disclosure Statement or for liabilities or obligations which are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports or which were incurred after December 31, 1999, in the Ordinary Course of Business, Parent and its Subsidiaries have no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which could reasonably be expected to have an Parent Material Adverse Effect.

          4.6  No Default.

          Neither Parent nor any of its Subsidiaries is not in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) Parent's Articles of Incorporation or ByLaws, or (b) (x) any order, writ, decree, statute, rule or regulation of any Governmental Authority applicable to Parent or any of its properties or assets or (y) any Parent Contract to which Parent is a party or by which Parent or any of its properties or assets may be bound, except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, would not have an Parent Material Adverse Effect.

          4.7  Reports.

          As at the date hereof and the Effective Date, Parent has timely filed, or will have timely filed, all forms, reports, statements and documents required to be filed by Parent with the SEC, the NASD and the TSE since December 31, 1997 (collectively together with any such forms, reports, statements, and documents that Parent may file subsequent to the date hereof until the closing, the "Parent SEC Reports") each of which complied, or will comply, at the time such form, report or document was or will be filed, in all material respects with the then applicable requirements of the Securities Act and the Exchange Act, the rules and regulations of the NASD or the rules and regulations of the TSE as applicable, and the rules and regulations thereunder, except as described in
Section 4.7 of the Parent Disclosure Statement. As at the date hereof and the Effective Date, none of the Parent SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, contained or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (the "Parent Financial Statements") were prepared from Parent's books and records in accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments and any other adjustments described therein.

          4.8  Due Authorization of Shares.

          The Parent Common Shares to be issued in connection with this Merger pursuant to this Agreement will, when issued, be duly authorized and, when delivered, will be duly and validly issued, fully paid and nonassessable and free and clear of any preemptive right or other restrictions and approved for quotation on The Nasdaq National Market.

          4.9  Brokers' or Finders' Fees.

          Except as set forth in Section 4.9 of the Parent Disclosure Statement, no agent, broker, investment banker or other person or firm acting on behalf of Parent or any of its directors or executive officers, or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Parent in connection with any of the transactions contemplated hereby.

          4.10 Organization and Authority of Merger Sub.

          Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement constitutes a valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and is subject to general principles of equity.

          4.11 Capitalization of Merger Sub.

          As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, of which one share is issued and outstanding. The issued and outstanding share of Merger Sub Common Stock has been validly issued, is fully paid and non-assessable and is owned of record and beneficially by Parent, free of any Liens, preemptive rights or other restrictions with respect thereto.

          4.12 Authority of Merger Sub.

          Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub, subject only to the approval of the Merger by Parent. The affirmative vote of Parent, previously obtained, is the only vote of the holders of the Merger Sub Common Stock necessary under the DGCL and Merger Sub's Certificate of Incorporation to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and constitutes the valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and except to the extent such enforceability may be limited by general principles of equity. The execution and delivery of this Agreement by Merger Sub does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Merger Sub or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with or notice to any Governmental Authority or any other Person is required by or with respect to Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, as provided in Section 2.2, (ii) filings required under the Securities Act; (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iv) the consents, approvals, orders, authorizations, registrations, declarations, filings and notices described in Section 4.12 of Parent Disclosure Statement; and (vi) such other consents, authorizations, filings, approvals, registrations and notices which, if not obtained or made, would not have a Parent Material Adverse Effect and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

          4.13 Interim Operations of Merger Sub.

          Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

          4.14 Certain Payments.

          Since its inception, neither Parent, any of its Subsidiaries nor Merger Sub nor, to Parent's Knowledge, any employee or other Person associated with or acting for or on behalf of Parent or Merger Sub, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Parent or Merger Sub or any Affiliate of Parent or Merger Sub, or (iv) in violation of applicable law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Parent or Merger Sub.

          4.15 No Bankruptcy, etc.

          There has not been filed any petition or application, or any proceedings commenced which have not been discharged, by or against Parent or any of its Subsidiaries or any of its assets under any law, domestic or foreign, relating to bankruptcy, reorganization, compromise arrangements, insolvency, readjustment of debt or creditors rights, and no assignment or proposal for the benefit of creditors has been made by Parent or any of its Subsidiaries.

          4.16 Litigation.

          Except as set forth in Section 4.16 of the Parent Disclosure Statement, there is no claim, action, suit, proceeding, arbitration, or other proceeding or investigation pending or, to the Knowledge of Parent, threatened against or relating to Parent or any of its Subsidiaries which would reasonably be expected to have a Parent Material Adverse Effect.

          4.17 Compliance with Applicable Laws.

               (a) Parent and its Subsidiaries and their properties, assets, operations and business have been operated and are in compliance with all applicable statutes, laws, ordinances, administrative orders, rules and regulations of any Governmental Authority and any filing requirements relating thereto, except where failure to comply would not have a Parent Material Adverse Effect.

               (b) Parent and the Subsidiaries have obtained all permits, licenses and other authorizations which are required with respect to the operation of its business and the ownership of its assets under federal, state, local and foreign laws, other than any permits, licenses or authorizations the failure to obtain would not have an Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with all terms and conditions of such permits, licenses and authorizations, except where failure to comply would not have a Parent Material Adverse Effect.

          4.18 Pooling of Interests.

          Neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any of their respective directors, officers or shareholders has taken any action, which would interfere with Parent's ability to account for the Merger as a pooling of interests.

          4.19 Warranties Relating to Tax Matters.

               (a) Prior to the Merger, Parent will be in control of Merger Sub, i.e., will own at least eighty percent (80%) of the total combined voting power of all classes of Merger Sub stock entitled to vote and at least eighty percent (80%)of the total number of shares of all other classes of Merger Sub stock ("Control").

               (b) Parent has no current plan or intention to cause the Surviving Corporation to issue additional shares of its stock that would result in Parent losing Control of Surviving Corporation.

               (c) Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulations section 1.368-2(k)(2), Parent has no current plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation; or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets of the Surviving Corporation acquired in the transaction, except for dispositions made in the Ordinary Course of Business.

               (d) Following the transaction, the Surviving Corporation will continue the historic business of the Company or use a significant portion of the Company's business assets in a business within the meaning of Treasury Regulations section 1.368-1(d).

               (e) Provided that any Company Shareholder required to do so under
          Section 367 of the Code and the Treasury Regulations thereunder enters into a "gain recognition agreement" contemplated by Section 367 of the Code and the Treasury Regulations thereunder, Parent satisfies the "active trade or business test" of Treasury Regulations section 1.367(a)-3(c)(3) and Parent has no current plan or intention to dispose of the stock of the Surviving Corporation or substantially all of the assets of the Surviving Corporation in a manner that would trigger gain to any such Company Shareholder under such gain recognition agreement pursuant to Treasury Regulations section 1.367(a)-8(e).

               (f) Pursuant to the Merger, the Surviving Corporation will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Merger Sub immediately prior to the Merger. Parent has no obligation, understanding, plan or intention to cause the Surviving Corporation to dispose of assets that would result in the Surviving Corporation failing to retain assets, immediately following the Merger, representing at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Surviving Corporation immediately prior to the Merger. For the purpose of determining the percentage of Merger Sub's net and gross assets held by the Surviving Corporation immediately following the Merger, the following assets will be treated as property held by Merger Sub immediately prior but not subsequent to the Merger: (i) assets disposed of by the Merger Sub (other than assets transferred from Merger Sub to the Surviving Corporation in the Merger) prior to or subsequent to the Merger and in contemplation thereof; (ii) assets used by Merger Sub to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make payments in respect of stock of the Surviving Corporation or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto.

          4.20 Disclosure.

          Parent  has  not  failed  to   disclose  to  the  Company  any  facts,
circumstances, events or acts of which Parent has Knowledge and which may constitute a Parent Material Adverse

Effect. No representation or warranty of Parent contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided by this Agreement.

     5.   Agreements and Covenants of the Parties.

          5.1  Conduct of Business of the Company and Parent.

               (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Company and Parent agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its Subsidiaries' business in the Ordinary Course of Business, to pay and to cause its Subsidiaries to pay debts and Taxes when due (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations in the Ordinary Course of Business, and to use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its and its Subsidiaries' present officers and key employees and preserve its and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries, to the end that its and its Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of the Company and Parent agrees to promptly notify the other of (i) any event or occurrence of which it has Knowledge that is not in the ordinary course of its or its Subsidiaries' business, and of any event of which it has Knowledge which could have a Parent Material Adverse Effect or Company Material Adverse Effect and (ii) any material change in its capitalization as set forth in Sections 3.5 and 4.2, respectively. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Company Disclosure Statement or the Parent Disclosure Statement, neither the Company nor Parent, respectively, shall do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

                    (i) Charter Documents. Cause or permit any amendments to its
               Articles of Incorporation or Bylaws;

                    (ii) Dividends: Changes in Capital Stock. Declare or pay any
               dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its Subsidiaries;

                    (iii) Stock Option Plans, Etc.  Accelerate,  amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans (other than any acceleration resulting from the Merger under the terms of agreements in place as of the date hereof);

                    (iv) Pooling. Take any action, which Parent reasonably advises would interfere with Parent's ability to account for the Merger as a pooling of interests;

                    (v) Other.  Take,  or agree in writing or otherwise to take, any  of the  actions  described  in  Sections  5.1(a)(i)  through
               (a)(iv) above, or any action, which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder; or

               (b) Notices. The Company shall give all notices and other information required to be given to any applicable Governmental Authority under the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

          5.2  Conduct of Business of the Company.

          During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, the Company shall not do, cause or permit any of the following, without the prior written consent of Parent, which shall not be unreasonably withheld:

               (a) Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts in any case, other than in the Ordinary Course of Business;

               (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its common stock pursuant to the exercise of stock options or other rights therefor outstanding as of the date of this Agreement;

               (c) Intellectual Property. Transfer to any person or entity any rights to its IP Assets or Materials other than in the Ordinary Course of Business;

               (d) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

               (e) Dispositions. Sell lease, license or otherwise dispose of or encumber any of its properties or assets which are material individually or in the aggregate, to its and its business, taken as a whole, except for Permitted Liens or in the Ordinary Course of Business;

               (f) Indebtedness. Except for outstanding borrowings under existing lines of credit or in the Ordinary Course of Business, incur any Indebtedness for borrowed money or Guarantee any such Indebtedness or issue or sell any debt securities or Guarantee any debt securities of others;

               (g) Leases. Enter into any operating lease in excess of $50,000;

               (h) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $25,000 in any one case or $125,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the Ordinary Course of Business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements or incurred in the Ordinary Course of Business;

               (i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the Ordinary Course of Business;

               (j) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

               (k) Termination or Waiver. Terminate or knowingly waive any right of substantial value, other than in the Ordinary Course of Business;

               (l) Employee Benefit Plans; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan or agreement, (except as contemplated in Section 5.13(b)) or pay any special bonus or special remuneration exceeding $5,000 individually or $50,000 in the aggregate to any employee or director (except payments made pursuant to written agreements outstanding on the date hereof), or increase the salaries or wage rates of its employees except in the Ordinary Course of Business;

               (m) Severance Arrangements. Grant any severance or termination pay to any director or officer or to any other employee except payments made pursuant to written agreements outstanding on the date hereof;

               (n) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it, in good faith, determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) in connection with the enforcement of this Agreement;

               (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material individually or in the aggregate, to its business, taken as a whole;

               (p) Taxes. Other than in the Ordinary Course of Business, make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, or settle any material claim or assessment in respect of Taxes, if any such action could reasonably be expected to result in a Tax liability of the Surviving Corporation, the Company, or Parent after the Closing Date;

               (q) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business or as required by GAAP; or

               (r) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through (q) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

          5.3  No Solicitation.

          Prior to the Closing, the Company and the officers, directors, employees or other agents of the Company will not, directly or indirectly, take any action to solicit, initiate or encourage any Takeover Proposal (defined below) or, engage in negotiations with, or (unless otherwise required by court order, subpoena or other compulsory process) disclose any nonpublic information relating to the Company to, or afford access to the properties, books or records of the Company to, any person that has advised the Company that it may be considering making, or that has made, a Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or the acquisition of any significant equity interest in, or a significant portion of the assets of, the Company, other than the transactions contemplated by this Agreement.

          5.4  Parent Investigation.

          The Company shall make available to Parent or its representatives or designees for inspection at the Company's premises all properties, assets, books of accounts, corporate records and contracts of the Company, and any other material related to the Company or its business reasonably requested by Parent, and shall make available to Parent the directors, officers, employees, and independent accountants (and upon reasonable prior notice and if available, the customers) of the Company for interviews to verify all information furnished and otherwise to become familiar with the Company and its business, operations, properties and assets.

          5.5  Company Investigation.

          Parent shall make available to the Company or its representatives or designees for inspection at Parent's premises all properties, assets, books of accounts, corporate records and contracts of Parent, and any other material related to Parent or its business reasonably requested by the Company, and shall make available to the Company the directors, officers, employees, and independent accountants (and upon reasonable prior notice and if available, the customers) of Parent for interviews to verify all information furnished and otherwise to become familiar with Parent and its business, operations, properties and assets.

          5.6  Confidentiality.

          The Company covenants and agrees to cause the Company's Affiliates and take all necessary precautions to maintain the confidentiality of all trade secrets, specifications, technology, know-how, customer information and other confidential and proprietary information relating to the Company, except to the extent information relating to any such confidential and proprietary information is currently public knowledge or becomes public knowledge (otherwise than through the fault of the Company or any of its Affiliates) or to the extent such duty as to confidentiality is waived by Parent, or except as may be required by any Governmental Authority or any applicable law or regulation, any court order, subpoena or other compulsory process.

          5.7  Tax Matters.

               (a) The Company shall, at the Company's expense, timely prepare and file (or cause to be prepared and filed) with the appropriate Tax authorities all Tax Returns for the Company for the Pre-Closing Tax Period that are required to be filed on or before the Closing Date; and the Company shall pay all Taxes due prior to the Closing Date with respect to all such Tax Returns. All Tax Returns filed by the Company pursuant to the preceding sentence shall be prepared using accounting methods that were used in preparing the relevant Tax Returns for prior Taxable periods and in a manner which does not have the effect of distorting Taxes due for any such period. All such Tax Returns shall be made available to Parent for review a reasonable period of time prior to filing.

               (b) To the extent not prepared and filed by the Company, Parent, consistent with past practice of the Company, shall timely prepare and file (or cause to be prepared and filed) with the appropriate Tax authorities, at its expense, all Tax Returns for the Company that the Company is required to file prior to the Closing Date (other than S corporation income Tax returns for any Pre-Closing Tax Period, which returns shall be prepared by the Principal Shareholders of filing by the Company) and, to the extent not required to be paid prior to the Closing Date as described in Section 5.7(a), shall cause the Company to pay all Taxes due with respect thereto, (to the extent the Company is liable therefor); provided, however, that Parent shall treat the Company as an S corporation within the meaning of the Code for all federal and applicable state income tax purposes for all taxable periods through the day prior to the Closing Date, and provided further, if any such return will cause the Shareholders to incur any obligation to indemnify the Company or Parent in accordance with Section 9 hereof, Parent shall provide the Shareholders' Agent or the Principal Shareholders shall provide Parent, as the case may be, with copies of such returns within a reasonable time prior to filing and shall provide the Shareholders' Agent or Parent, as the case may be, a reasonable opportunity to comment thereon.

               (c) As soon as practicable, but in any event within 15 days after a request of a party to this Agreement (the "Requesting Party"), from and after the Closing Date, the other parties shall use all reasonable efforts to cooperate with the Requesting Party and to deliver to the Requesting Party such information and data concerning the Pre-Closing operations of the Company as it shall have and shall use all reasonable efforts to make available such knowledgeable persons as may be requested in order to enable the Requesting Party to complete and file all Returns which it may be required to file or to respond to audits by any taxing authorities with respect to such period. Such cooperation and information shall include provision of powers of attorney for the purpose of signing Tax Returns (other than S corporation income Tax returns for any Pre-Closing Tax Period, which returns shall be prepared by the Principal Shareholders for filing by the Company) and defending audits of the Company and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Company and providing copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property of the Company.

               (d) All Tax sharing or Tax indemnity agreements to which the Company is a party shall be terminated prior to the Closing Date.

               (e) The Company shall have taken, or shall have caused to be taken, prior to the Closing Date, all actions necessary to satisfy
          Section 280G(b)(5) of the Code such that no payment made under, contemplated by, or otherwise with respect to, this Agreement shall be a "parachute payment" within the meaning of Section 280G of the Code.

               (f) Any Parent Common Shares or cash returned to Parent pursuant to the Escrow Agreement shall be treated as an adjustment to the purchase price for Tax purposes.

               (g) In the event the Company or Parent receive notice of any audit, examination, proceeding or litigation with respect to any Tax for any Pre-Closing Tax period which will or may result in the Company Shareholders incurring any indemnity obligation pursuant to Section
          9.2 of this Agreement (a "Tax Contest"), Parent shall immediately notify the Shareholders' Agent of such Tax Contest at such time and in such manner as will enable the Shareholders' Agent to exercise the rights created hereunder, provided that any failure or delay in providing such notice shall not limit the obligations of the shareholders to indemnify Parent or the Company under this Agreement if such failure or delay does not have a material adverse affect on the ability of the Shareholders' Agent to exercise the rights granted herein. The Shareholders' Agent, on behalf of the shareholders, may assume the responsibility of conducting any audit, examination, proceeding or litigation with respect to any Tax (a "Tax Contest") involving a Tax Return for a period which ends prior to the Closing Date if the Company Shareholders would be liable, or obligated to reimburse Parent for any Taxes determined to be due as a result of the Tax Contest, and Parent shall have the responsibility, at its expense, for conducting any other Tax Contest. Each Shareholders' Agent, the Company and Parent shall keep the other informed with respect to all matters relating to any Tax Contest. Notwithstanding the foregoing, if any issue raised in a Tax Contest would have a material adverse impact on the party other than the one responsible for conducting such Tax Contest, such other party shall be entitled, at its expense, to participate in such Tax Contest and such Tax Contest shall not be settled, compromised or otherwise conceded without the written consent of both parties, which consent shall not be unreasonable withheld. Each of the Shareholders' Agent, the Company and Parent agree to cooperate fully and in good faith in the conduct of any Tax Contest. Parent shall pay all expenses reasonably incurred by the Shareholders' Agent and all of its own expenses, provided that any expenses of the Shareholders' Agent which are attributable to that portion of any Tax Contest for which the Shareholders are ultimately required to indemnify Parent pursuant to Section 9.2 shall be treated as part of the loss incurred by Parent for which it is entitled to indemnification.

          5.8  Employee Agreements.

          At the written request of Parent, the Company shall use its Best Efforts to obtain agreements, prior to the Closing, with respect to any employee, agent or consultant of the Company identified by Parent providing for
(1) protection of confidential and proprietary information, (2) patent and copyright assignment, (3) invention disclosure, (4) business conduct guidelines, and (5) a waiver of all moral rights to intellectual property of the Company.

          5.9  Confidentiality Agreement.

          Parent and the Company shall comply and shall cause their agents and representatives to comply, with the Confidentiality Agreement entered into between Parent and the Company.

          5.10 Cooperation.

          Subject to and on the terms and conditions set forth herein, each of the parties hereto shall use its Best Efforts to (i) effect such transactions and take such steps as may be deemed reasonably necessary to facilitate the Merger, including, but not limited to, executing and delivering the Certificate of Merger, the Articles of Merger, and a plan of merger as required by the DGCL and the MRS, (ii) obtain all necessary consents and approvals from lenders, landlords, Government Authorities or other third parties for the Merger and any other transaction contemplated by this Agreement, and (iii) comply with all other legal, regulatory or contractual requirements for or preconditions to the Closing.

          5.11 Shareholders Meeting.

          Promptly following the execution of this Agreement, the Company will duly call, give notice of, and convene and hold a meeting of shareholders (the "Company Shareholders Meeting") on or before May 31, 2000 for the purpose of, among other things, considering the approval of this Agreement. The record date for shareholders entitled to vote at the Company Shareholder Meeting shall be May 7, 2000 (the "Record Date"). The Company will, through its Board of Directors, recommend to its shareholders adoption or approval of such matters, as the case may be, shall use all reasonable efforts to solicit such approvals by its shareholders and shall not withdraw such recommendation unless the Company shall then be entitled to terminate this Agreement in accordance with
Section 8(a), Section 8(d) or Section 8(e) hereof.

          5.12 Affiliate Agreements.

               (a) Exhibit 5.12A sets forth those person who are, in the Company's reasonable judgment, "Affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit 5.12B. Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing and Parent Common Shares to be received by such Affiliates of the Company pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Shares, consistent with the terms of such Affiliate Agreement.

               (b) Exhibit 5.12C sets forth those persons who may be deemed "Affiliates" of Parent within the meaning of Rule 145. Parent shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Parent shall use its best efforts to deliver or cause to be delivered to the Company, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of Parent, an executed Affiliate Agreement in the form attached hereto as
          Exhibit 5.12D.

          5.13 Company Stock Options.

               (a) At the Effective Time, each outstanding option to purchase shares of the Company Common Stock under the Company Stock Option Plan, whether vested or unvested, will be assumed by Parent. Each such option so assumed by Parent under this Agreement shall be governed by, and shall be subject to, the terms and conditions set forth in the documents governing such stock options, as such documents may be amended prior to the Effective Time, except that (i) such option will be exercisable for that number of whole Parent Common Shares equal to the product of the number of shares of the Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of Parent Common Shares, and (ii) the per share exercise price for the Parent Common Shares issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

               (b) Consistent with the terms of the Company Stock Option Plan and the documents governing the outstanding options under such plan, the Merger will not terminate any of the outstanding options under the Company Stock Option Plan or accelerate the exercisability or vesting of such options or the Parent Common Shares which will be subject to those options upon Parent's assumption of the options in the Merger. Within 10 Business Days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Stock Option Plan, a document consistent with this Agreement and such option evidencing the foregoing assumption of such option by Parent. Parent shall use its Best Efforts to obtain approval of the TSE for the assumption by Parent of the Company stock options.

          5.14 Form S-8 Registration Statement.

          Within sixty (60) days after the Effective Time, Parent shall file a Form S-8 registration statement under the Securities Act to register the options assumed by Parent pursuant to Section 5.12 after the Effective Time and shall maintain the effectiveness of such registration as long as such options remain outstanding. Parent shall reserve a sufficient number of Parent Common Shares to assume the options assumed by Parent pursuant to Section 5.13.

          5.15 Escrow Agreement.

          On or before the Effective Time, Parent, Merger Sub, the Company, and the Shareholders' Agent (as defined in Section 9 hereto) will execute and deliver to the Escrow Agent the Escrow Agreement contemplated by Section 9.

          5.16 [This section intentionally left blank.]

          5.17 Indemnification and Insurance.

               (a) The Company shall and, from and after the Effective Time, Parent and the Surviving Corporation shall, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of the Company (the "Indemnified
          Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or employee of the Company, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the MSA to indemnify its own directors, officers and employees, as the case may be (the Company, Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by the
          MSA). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective
          Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and Parent and the Surviving Corporation after the Effective Time), (ii) the Company (or after the Effective Time, Parent and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received, and (iii) the Company (or after the Effective Time, Parent and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of the Company, Parent or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.18, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify the Company, Parent or the Surviving Corporation (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 5.18, except to the extent such failure prejudices such party), and shall deliver to the Company (or after the Effective Time, Parent and the Surviving Corporation) the undertaking contemplated by the MSA. The Indemnified Parties as a group shall be indemnified for the reasonable fees and expenses of only one law firm to represent them with respect to each such matter (provided for this purpose that local counsel retained principally to permit an appearance by the selected law firm shall not be treated as an additional law firm) unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The obligations of the parties set forth in this Section 5.17(a) shall be in the furtherance of and not in limitation of the succeeding paragraph of this Section 5.17.

               (b) From and after the Effective Time, the Surviving Corporation and Parent will fulfill, assume and honor, in all respects, the obligations of the Company pursuant to the Company's Articles of Incorporation as in effect immediately prior to the Effective Time and any indemnification agreement between the Company and any of the Company's directors and officers existing and in force as of the Effective Time.

          5.18 Intellectual Property Matters.

          To the extent that any employee, consultant or independent contractor of the Company has any rights, licenses, or other interests in any Materials or any IP Assets of the Company, other than those IP Assets or Materials licensed by the Company from a third party, the Company shall use its Best Efforts to obtain an assignment to the Company of such rights, licenses, and interests from such employees. The Company will cooperate, provide all reasonable assistance, and will use its Best Efforts to cause to be executed all assignments and other instruments and documents necessary or appropriate to carry out the intent of this Section 5.18, including any patent, copyright or trademark registrations or assignments.

          5.19 Participation in Parent Benefit Plans.

          On or as soon as practicable following the Effective Time, continuing employees of the Company ("Continuing Employees") shall be eligible to participate in those benefit plans and programs maintained for similarly situated employees of Parent (or in substantially similar programs), on the same terms applicable to similarly situated employees of Parent; provided, however, that for a period ending on December 31, 2000 Parent shall cause the Surviving Corporation to continue in existence the Company's Section 125 cafeteria plan (providing for certain benefits on a pretax basis) and the Company's Section 401(k) plan (providing for employer matching payments of not less than fifty percent (50%) of employee contributions up to existing limits). For purposes of all benefit plans and programs of Parent, the Continuing Employees shall receive full credit for their prior service to the Company for the purposes of eligibility, vesting and benefit accrual under such plans and programs.

          5.20 Nasdaq Listing Application.

          Parent shall, at or prior to the Closing, file a notice of issuance with the Nasdaq National Market to qualify the Parent Common Shares for quotation on the Nasdaq National Market.

          5.21 Blue Sky Approvals.

          Parent shall use its Best Efforts to take such steps as may be required and complete all filings to obtain approvals required under state securities or "blue sky" laws for the issuance of the Parent Common Shares in connection with the Merger.

          5.22 Section 16 Matters.

          Prior to the Effective Date, the board of directors of Parent shall adopt a resolution approving the acquisition, by officers and directors of the Company who become officers and directors of Parent at the Effective Time, of Parent Common Shares in exchange for Company Common Stock and options to acquire Parent Common Shares upon conversion of options granted under the Company Stock Option Plan, in each case pursuant to the transactions contemplated by this Agreement, in order that such acquisitions will be exempt from the application of Section 16(b) of the Exchange Act.

          5.23 Board Nominee.

          Parent agrees to use its Best Efforts to cause Richard S. Waidmann to be appointed and nominated for election to the Board of Directors of Parent for a term ending on the date of the Company's annual general meeting of its shareholders in 2001.

          5.24 Pooling Accounting.

          Parent and the Company shall each use their Best Efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its Best Efforts to cause its Affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

          5.25 Investor Certificate.

          The Company and each Principal Shareholder shall use its or his Best Efforts to cause each Company Shareholder to execute and deliver to Parent, prior to the Closing, an Investor Certificate in substantially the form attached hereto as Exhibit 3.5(g).

          5.26 Shareholders Agreement.

          The Company and each Principal Shareholder shall use its or his Best Efforts to cause the shareholders agreement dated July 1, 1999 among the Company and the shareholders named therein (the "Shareholders Agreement") to be terminated effective immediately prior to Closing.

          5.27 Benefit Plan Matters.

          The Company will use its Best Efforts to take such actions as Parent reasonably requests with respect to the Company's Benefit Plans, it being understood that the purpose of the covenant contained in this Section 5.27 is to conform the Company's Benefit Plans to applicable requirements and to minimize any future liabilities of Parent or the Surviving Corporation in respect of Parent's Benefit Plans.

     6.   Conditions of Parent's Obligations.

     The obligations of Parent hereunder are subject to the satisfaction (or waiver by Parent) as of the Closing Date of the following conditions:

          6.1  Representations, Warranties and Covenants.

          The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as if made at and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier time, and the Company shall have delivered to Parent certifications dated as of the Closing Date to that effect. The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed at or prior to the Closing and the Company shall have delivered to Parent certifications dated as of the Closing Date to that effect.

          6.2  Consents and Approvals.

          The Company shall have obtained or made all consents, approvals, orders, licenses, permits and authorizations of, and registrations, declarations and filings with any Governmental Authority or any other Person required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except where failure to obtain or make the same would not reasonably be expected to cause a Company Material Adverse Effect.

          6.3  Employment Agreements.

          The Persons identified on Exhibit 6.3, attached hereto, shall have executed and delivered to Parent employment agreements in the form reasonably satisfactory to Parent, and such employment agreements shall be in full force and effect.

          6.4  Injunctions, etc.

          No injunction, order or decree of any Governmental Authority shall be in effect as of the Closing, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by or before any Governmental Authority as of the Closing, in either case that would restrain, prohibit or make unlawful the Merger or the consummation of any of the other transactions contemplated by this Agreement or invalidate or suspend any material provision of this Agreement.

          6.5  Closing Documents.

          The Company shall have delivered to Parent the following:

               (a) a certificate of the Secretary or Assistant Secretary of the Company, dated the Closing Date, as to the continued existence of the Company, certifying the attached copy of the Bylaws of the Company, the authorization of the execution, delivery and performance of this Agreement, the resolutions adopted by the Board of Directors of the Company authorizing the actions to be taken by the Company under this Agreement and the approval of the Merger by the Company Shareholders, including the information required by Section 6.13;

               (b) a certificate of the Secretary of State of the State of Missouri, dated not more than ten (10) days prior to the Closing Date, to the effect that the Company is in good standing in the State of Missouri and that all annual reports, if any, have been filed as required and that all fees have been paid in connection therewith;

               (c) a certificate of the Secretary of State of the Commonwealth of Pennsylvania, dated a recent date, certifying that the Company is duly qualified to transact business in Pennsylvania as a foreign corporation; and

               (d) a certification that, to the knowledge of the Company, none of the Company Shareholders are Canadian residents.

          6.6  Opinion of Counsel.

               Parent shall have received an opinion dated the Closing Date from Thompson Coburn LLP addressed to Parent in substance and form acceptable to Parent.

          6.7  Merger.

               All corporate and other proceedings of Company and the Company Shareholders with respect to the Merger shall have been duly and validly taken, including the filing of any certificates or documents in the office of the Secretaries of State of the States of Delaware and Missouri, respectively, and the actions, consents, and approvals and filings required to be obtained or made by the Company and Merger Sub pursuant to the DGCL and the MRS shall have been made or obtained and the Company shall have executed and delivered to Parent the Certificate of Merger, Articles of Merger and a plan of merger as required by the DGCL and the MRS, each in form and substance consistent with this Agreement.

          6.8  Certificate Related to Financial Statements.

               The Company shall have provided to Parent the certification of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company to the effect that to the best of their knowledge and belief, the Financial Statements have been prepared from and in accordance with the books and records of the Company, have been prepared in conformity with GAAP (subject to normal, recurring year-end adjustments and the lack of required footnotes) and fairly present in all material respects the financial condition of the Company as of the date thereof and the results of its operations for the period then ended. The certificate to be delivered by the Company pursuant to this
Section 6.8 shall include a representation and warranty of the Company to the effect that there has been no material adverse change in the financial condition of the Company since the date of the Financial Statements through the Closing Date.

          6.9  Proceedings.

               All corporate and legal proceedings taken by the Company and the Company Shareholders in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to Parent and its counsel, and Parent shall have received all such certified or other copies of all such documents, including any third party or stockholder consents, as it shall have reasonably requested.

          6.10 Voting, Lockup and Registration Rights Agreement.

               Holders of all the Class A Common Stock issued and outstanding (except holders of Dissenting Shares, if any) have executed and delivered the Voting, Lockup and Registration Rights Agreement as required by Section 3.5(e) hereof.

          6.11 Parent Benefit Plans Participation.

          All consents, approvals, orders, licenses, permits and authorizations as may be required by Parent shareholders, the TSE, any Governmental Authority or any other Person shall have been received with respect to the assumption by Parent of the Company stock options under the Company Stock Option Plan and Continuing Employees' eligibility to participate in Parent benefit plans and programs on the same terms applicable to similarly situated employees of Parent.

          6.12 Escrow Agreement.

          The Company, and the Shareholders Agent (as defined in Section 9.8 hereto) shall have executed and delivered the Escrow Agreement.

          6.13 No Company Material Adverse Effect.

          No event shall have occurred that has resulted or could reasonably be expected to result in a Company Material Adverse Effect.

          6.14 Pooling.

          Parent shall have received a letter from its independent accountants, dated the Closing Date, in form and substance reasonably satisfactory to Parent, stating that the Merger will qualify as a pooling of interests transaction under Accounting Principles Board Opinion No. 16 and applicable SEC regulations, if the Merger is consummated in accordance with this Agreement. Parent shall use its Best Efforts to obtain such letter.

          6.15 Investment Representation.

          Parent  shall  have  received  a  signed   Investor   Certificate   in
substantially the form attached hereto as Exhibit 3.5(g) from each of the Company Shareholders.

          6.16 Shareholders Agreement.

          The Shareholders Agreement shall have terminated.

          6.17 Affiliate Agreements.

          Parent shall have received from each of the Affiliates of the Company an executed Affiliate Agreement in substantially the form attached hereto as
Exhibit 5.12(a).

     7.   Conditions of Company and Principal Shareholder Obligations.

     The obligations of the Company and the Principal Shareholders hereunder are subject to the satisfaction (or waiver) by the Company as of the Closing Date of the following conditions:

          7.1  Representations, Warranties and Covenants.

          The representations and warranties of Parent and Merger Sub made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as if made at and as of the Closing Date and Parent and Merger Sub shall have delivered to the Company a certification dated as of the Closing Date to that effect. Parent and Merger Sub shall have performed in all material respects their respective covenants and agreements contained in this Agreement required to be performed at or prior to the Closing Date and Parent and Merger Sub shall have delivered to the Company a certification dated as of the Closing Date to that effect.

          7.2  Consents and Approvals.

          Parent and Merger Sub shall have obtained or made all consents, approvals, orders, licenses, permits and authorizations of, and registrations, declarations and filings with any Governmental Authority or any other Person required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, except where failure to so obtain or make the same would not reasonably be expected to cause a Parent Material Adverse Effect.

          7.3  Employment Agreements.

          Parent shall have executed and delivered Employment Agreements to the Persons listed on Exhibit 6.3A.

          7.4  Tax Opinion of Counsel.

          The Company and the Company Shareholders shall have received an opinion of Thompson Coburn LLP dated the Closing Date, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and which opines on the tax consequences to the Shareholders.

          In rendering such opinion, Thompson Coburn LLP may reasonably require and rely upon factual representations contained in certificates of officers of Parent, of the Company, and of certain Company Shareholders and others dated on or before the date of such opinion. Notwithstanding the foregoing, the failure of the Company, any Company Shareholders or others to deliver any certificate requested by such counsel, or the failure of any Company Shareholder required to do so to enter into any gain recognition agreement contemplated by Section 367 of the Code and the regulations issued thereunder, shall constitute a waiver by the Company of the conditions set forth in this Section 7.4.

          7.5  Exemption From Registration.

          The Parent Common Shares shall be exempt from Securities Act and from qualification or registration under comparable state securities laws, and at or prior to the Effective Time no stop order suspending the issuance or the qualification of the Parent Common Shares for an exemption under the Securities Act or Blue Sky laws of any jurisdiction shall have been initiated or shall be threatened or contemplated by the SEC or the authorities of any such jurisdictions, and the Parent Common Shares shall be authorized for quotation on the Nasdaq National Market.

          7.6  Opinions of Counsel.

          The Company and the Company Shareholders shall have received opinions dated the Closing Date from Dorsey & Whitney LLP, U.S. counsel to Parent, and Reid & Company, Canadian counsel to Parent, addressed to the Company and the Company Shareholders in substance and form acceptable to the Company and the Company Shareholders.

          7.7  Composition of Parent Board of Directors.

          Parent shall have taken all action necessary to cause Richard S. Waidmann to become a member of its Board of Directors upon consummation of the Merger.

          7.8  Merger.

          All corporate and other proceedings of Parent and Merger Sub with respect to the Merger shall have been duly and validly taken, including the filing of any certificates or documents in the office of the Secretaries of State of the States of Delaware and Missouri and the actions, consents, and approvals and filings required to be obtained or made by the Company and Merger Sub pursuant to the DGCL and the MRS shall have been made or obtained and Merger Sub shall have executed the Certificate of Merger, the Articles of Merger and a plan of merger as required by the DGCL and the MRS, each in form and substance consistent with this Agreement.

          7.9  Proceedings.

          All corporate and legal proceedings taken by Parent and Merger Sub in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received all such certified or other copies of all such documents, including any third party or stockholder consents, as it shall have reasonably requested.

          7.10 Escrow Agreement.

          Parent, the Company, the Escrow Agent and the Shareholders' Agent (as defined in Section 9 hereto) shall have entered into the Escrow Agreement.

          7.11 Closing Documents.

          Parent shall have delivered to the Company the following:

               (a) a certificate of the Secretary or Assistant Secretary of Parent, dated the Closing Date, as to the continued existence of Parent, certifying the attached copy of the Articles of Amalgamation of Parent, the authorization of the execution, delivery and performance of this Agreement, the resolutions adopted by the Board of Directors of Parent authorizing the actions to be taken by Parent under this Agreement; and

               (b) a certificate of the Secretary or Assistant Secretary of Merger Sub, dated the Closing Date, as to the continued existence of Merger Sub, certifying the attached copy of the Articles of Memorandum of Merger Sub, the authorization of the execution, delivery and performance of this Agreement, the resolutions adopted by the Board of Directors of Merger Sub authorizing the actions to be taken by Merger Sub under this Agreement and the approval of the Merger by the Merger Sub Shareholders.

          7.12 No Parent Material Adverse Effect.

          No event shall have occurred that would result in a Parent Material Adverse Effect.

          7.13 Injunctions, etc.

          No injunction, order or decree of any Governmental Authority shall be in effect as of the Closing, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by or before any Governmental Authority as of the Closing, in either case that would restrain, prohibit or make unlawful the Merger or the consummation of any of the other transactions contemplated by this Agreement or invalidate or suspend any material provision of this Agreement.

          7.14 [This section intentionally left blank].

          7.15 Affiliate Agreements.

          The Company shall have received from each of the Affiliates of Parent an executed Affiliate Agreement in substantially the form attached hereto as
Exhibit 5.12(b).

     8.   Termination: Amendment and Waiver.

          8.1  Termination.

          At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, this Agreement may be terminated:

               (a) by mutual consent of the Board of Directors of Parent and the Company;

               (b) by either Parent or the Company, without fault of the terminating party, if the Closing shall not have occurred on or before May 31, 2000 (or such later date as may be agreed upon in writing by the parties hereto);

               (c) by Parent  (provided  Parent is not otherwise in breach),  if
          (i) the Company shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten Business Days of receipt by the Company of written notice of such breach, (ii) the Board of Directors of the Company shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Parent (other than by reason of the exercise of the Company's right to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(d) or Section 8.1(e)), (iii) for any reason the Company fails to call and hold the Company Shareholders Meeting or obtain appropriate written consent of the Company's shareholders by May 31, 2000, or (iv) holders of at least two-thirds of the outstanding shares of the Company Common Stock have not voted in favor of the Merger.

               (d) by the Company (provided the Company is not otherwise in breach), if Parent shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten (10) Business Days following receipt by Parent of written notice of such breach; or

               (e) by either Parent or the Company if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable.

               (f) by Parent at any time prior to May 19th, 2000 , if, as a result of Parent's due diligence investigation of the Company, the Board of Directors of Parent shall determine, in its sole discretion, that the Merger is not in the best interests of Parent and its shareholders.

          8.2  Effect of Termination.

          In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, shareholders or Affiliates to proceed with the Merger. Such termination shall not affect the right of a party to assert a claim with respect to the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement. In all events, the provisions of Sections 5.6 and 5.9 (Confidentiality) this Section 8 and Section 10 shall remain in full force and effect and survive any termination of this Agreement.

          8.3  Expenses.

          All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense whether or not the Merger is consummated.

          8.4  Amendment.

          The respective boards of directors of the parties hereto may cause this Agreement to be amended at any time prior to Closing by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of the Company or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of Company Common Stock, (ii) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Company Common Stock or Merger Sub Common Stock.

          8.5  Extension, Waiver.

          At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.   Escrow and Indemnification.

          9.1  Escrow Fund.

          As soon as practicable after the Effective Time, that portion of the Parent Common Shares issuable to the Company Shareholders pursuant to Section 2.6(a) of this Agreement equal to the Escrow Amount (the "Escrow Shares") shall be registered in the name of, and be deposited with, the Escrow Agent as nominee for the Company Shareholders, such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement. The
Escrow Fund shall be available to compensate Parent pursuant to the indemnification obligations of the Company Shareholders in this Section 9.

          9.2  Indemnification by the Company Shareholders.

               (a) Survival of Warranties. All representations and warranties made by the Company herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect for a period of twenty-four (24) months from the Effective Date; provided, however, that all representations and warranties made by the Company with respect to any Tax, Tax Return or Tax matter shall survive the Closing and continue until ninety (90) days after all applicable statutes of limitations, including waivers and extensions, have expired and if no statute of limitation applies, forever thereafter.

               (b) Subject to the  limitations set forth in this Section 9, from and after the Closing the Company Shareholders will indemnify and hold harmless Parent and the Surviving Corporation and its respective officers, directors, agents and employees, and each Person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Person") from and against any and all losses, costs, damages, third-party claims, liabilities and expenses (net of any recoveries under existing insurance policies, Tax benefit received by Indemnified Person or its Affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by Indemnified Person pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims), including, without limitation, reasonable legal fees (collectively, "Damages") arising out of (i) any breach of the representations, warranties, covenants and agreements given or made by the Company or the Principal Shareholders in this Agreement, the Company Disclosure Statement or any exhibit or schedule to this Agreement, or (ii) any action, claim, suit, proceeding, arbitration or other litigation commenced or pending against the Company on the date hereof. Without limiting the foregoing, the Company Shareholders shall be required to indemnify Parent for Taxes for any Pre-Closing Tax Period only to the extent, if any, such Taxes for such period exceed
          (x) with respect to Tax Returns filed prior to the Closing, any Taxes or estimated Taxes paid by the Company or the Company Shareholders attributable to such period and (y) with respect to Tax Returns filed after the Closing, the amount of Taxes accrued as a reserve or provision on the books of the Company and properly shown on the Financial Statements of the Company for such period. Each Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages it may suffer, regardless of whether the damages threshold contained in the following sentence has been attained. Notwithstanding the foregoing, Parent shall be entitled to indemnification from the Company Shareholders hereunder only if and to the extent the aggregate amount of Damages suffered by Parent exceeds $500,000, and then only to the extent such amount of Damages exceeds $500,000.

          9.3  Officer's Certificate.

          Notwithstanding Section 9.2(a), Parent may not receive any shares from the Escrow Fund with respect to the indemnification obligations of the Company Shareholders set forth in Section 9.2(a) unless and until an Officer's Certificate or Certificates (as defined in Section 9.5 below) identifying the requirements of Section 9.5(a) and identifying Damages has been delivered to the Escrow Agent as provided in Section 9.5 below and such amount is determined pursuant to this Section 9 to be payable.

          9.4  Escrow Period.

               (a) The Escrow Period shall terminate upon the expiration of twenty-four (24) months after the Effective Time; provided, however, that a portion of the Escrow Shares, which, in the reasonable judgment of Parent, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section
          9.7 hereof are necessary to satisfy the expected Damages attributable to any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

               (b) Upon termination of the Escrow Period, the Escrow Agent shall deliver to the former Company Shareholders that portion of the Escrow Fund that is not required to satisfy any claims made by Parent pursuant to Section 9.5 hereof. Deliveries of Escrow Amounts to the Company Shareholders pursuant to this Section 9.4(b) shall be made in proportion to their respective original contributions to the Escrow Fund. Any Escrow Shares remaining in the Escrow Fund following the termination of the Escrow Period pursuant to
          Section 9.4(a) shall be released after such claims are resolved.

          9.5  Claims Upon Escrow Fund.

                    (a) Upon  receipt by the Escrow  Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate") specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Section 9.2, deliver to Parent out of the Escrow Fund, as promptly as practicable, Parent Common Shares or other assets held in the Escrow Fund having a value equal to such Damages with respect to the indemnification obligations of the shareholders of the Company set forth in
               Section 9.2(b). In connection with all withdrawals from and distributions out of the Escrow Fund, Parent shall take all appropriate action to issue original certificates for Parent Common Shares in the name of the Escrow Agent or the former Company Shareholders (or their successors in interest) in order to assist the Escrow Agent in performing its duties and otherwise to carry out the provisions of this Section 9.

                    (b) For the purpose of  compensating  Parent for its Damages pursuant to this Agreement, the Parent Common Shares in the Escrow Fund shall be valued at the average published closing price of the Parent Common Shares on the NASDAQ National Market (or successor U.S. market or exchange) during the twenty (20) consecutive trading days ending on the last day of the calendar month in which the claim for which Parent is entitled to indemnification first properly accrued or arose.

          9.6  Objections to Claims.

          At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (defined in Section 9.8 below) and for a period of forty-five (45) days after receipt by the Escrow Agent, the Escrow Agent shall make no delivery of Parent Common Shares or other property pursuant to Section
9.5 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the Parent Common Shares or other property in the Escrow Fund in accordance with Section
9.5 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such forty-five (45) day period.

          9.7  Resolution of Conflicts and Arbitration.

               (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have forty-five

          (45) days to respond in a written statement to the objection of the Shareholders' Agent. If after such forty-five (45) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Shares or other property from the Escrow Fund in accordance with the terms thereof.

               (b) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Parent and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 9.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision, as certified to it by Parent or the Shareholders' Agent, and make or withhold payments out of the Escrow Fund in accordance therewith.

               (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Minneapolis, Minnesota under the commercial rules then in effect of the American Arbitration Association. For purposes of this
          Section 9.7(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the non-prevailing party unless the arbitrators award Parent more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Company Shareholders for whom shares of Parent Common Shares otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

          9.8  Shareholders' Agent.

               (a) Richard S. Waidmann shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Company Shareholders to give and receive notices and communications, to authorize delivery to Parent of the Parent Common Shares or other property from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, defend, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company Shareholders.

               (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

               (c) The Shareholders' Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

               (d) Parent acknowledges that Richard S. Waidmann may have a conflict of interest with respect to its duties as Shareholders' Agent, and in such regard will act in the best interests of the Company Shareholders. No action taken by him as Shareholders' Agent shall be construed to constitute a violation of any express, implied or common law duties to Parent or the Surviving Corporation notwithstanding any conflicting provision of his Employment Agreement.

               (e) Parent and the Surviving Corporation shall have no liability to any Company Shareholder or otherwise arising out of the acts or omissions of the Shareholders' Agent or any disputes among the Company Shareholders with respect to the duties of the Shareholders' Agent. Parent and the Surviving Corporation may rely entirely on their dealings with, and notices to and from, the Shareholders' Agent with respect to matters for which the Shareholders' Agent acts on behalf of the Company Shareholders.

          9.9  Actions of the Shareholders' Agent.

          A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all the Company Shareholders for whom Parent Common Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company Shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act consent or instruction of each and every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act consent or instruction of the Shareholders' Agent.

          9.10 Third-Party Claims.

          In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Shareholders' Agent of such claim, and the Shareholders' Agents and the Company Shareholders for whom Parent Common Shares otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Parent may not affect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agents shall have no power or authority to object under Section 9.6 or any other provision of this Section 9 to a claim by Parent against the Escrow Fund for indemnity consistent with the terms of such settlement.

          9.11 Exclusive Remedy.

          With the exception of claims based on fraud, the provisions of Section
9.2 shall be the sole remedy of Parent, the Surviving Corporation and each other Indemnified Person with respect to any breach of a representation or warranty of the Company or the Principal Shareholders contained in or made pursuant to this Agreement. Notwithstanding the foregoing, with the exception of indemnification obligations for claims arising from breach of representations and warranties made in Section 3.5 hereof, the indemnification obligations of the Company Shareholders shall not exceed $5,000,000. Prior to enforcing any claim for indemnification against the Company Shareholders directly, an Indemnified Person shall first proceed against the Escrow Fund in accordance with this Agreement and the Escrow Agreement until the Escrow Fund has been exhausted. The Company Shareholders, at their option, may satisfy their indemnification obligations for Damages under this Section 9 by surrendering Parent Common Shares having a value, calculated as set forth in Section 9.5(b), equal to Damages for which such Company Shareholder has not satisfied in cash. Any Company Shareholder who surrenders that number of Parent Common Shares equal to the number of Parent Common Shares received by such Company Shareholder pursuant to this Agreement shall have no further liability for indemnification under this Agreement, regardless of whether the $5,000,000 cap in this Section 9.11 has been attained.

     10.  General Provisions.

          10.1 Survivability.

          The representations and warranties set forth in this Agreement shall survive in accordance with Section 9.2. The agreements and covenants contained herein that contemplate performance after the Effective Time the Company shall survive the Effective Time.




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          10.2 Notices.

          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a)  if to MDSI or Merger Sub,

                    MDSI Mobile Data Solutions Inc.
                    10271 Shellbridge Way
                    Richmond, British Columbia
                    Canada  V6X 2W8
                    Telephone:  (604) 207-6000
                    Telecopier:  (604) 207-6060
                    Attention:  Kenneth R. Miller, Chairman
                      and Chief Executive Officer

               with a copy to:

                    Dorsey & Whitney LLP
                    U.S. Bank Centre
                    1420 Fifth Avenue  Suite 3400
                    Seattle WA  98101-4010
                    Telephone:  (206) 903-8800
                    Telecopier: (206) 903-8820
                    Attention:  Randal R. Jones

               with a copy to:

                    Reid & Company
                    1040 - 1055 West Hastings Street
                    Vancouver BC
                    Canada V6E 2E9
                    Telephone:  (604) 687-5267
                    Telecopier:  (604) 687-5872
                    Attention:  David R. Reid




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

               (b)  if to the Company:

                    Connectria Corporation
                    34 Worthington Drive
                    St. Louis, Missouri 63043
                    Telephone:  (314) 991-5005
                    Telecopier:  (314) 991-8104
                    Attention:  Richard S. Waidmann,
                      Chairman and President

               with a copy to:

                    Thompson Coburn LLP
                    One Mercantile Center
                    St. Louis, Missouri 63101-1693
                    Telephone:  (314) 552-6000
                    Telecopier:  (314) 552-7000
                    Attention:  Ronald Haglof

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (or the date delivery is refused) if delivered by hand or overnight courier service, or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevised direction from such party given in accordance with this Section. Any address or addressee specified above may be changed by notice to the other parties in accordance with this Section.

          10.3 Entire Agreement.

          This Agreement (including the exhibits hereto) and the Confidentiality Agreement previously executed between Parent and the Company contain the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede any prior written or oral agreements between them concerning the subject matter hereof or thereof.

          10.4 News Releases; Public Announcements.

          Prior to Closing or the earlier termination of this Agreement in accordance with Section 8.1, no news releases or public announcements of the Merger or the transactions contemplated by this Agreement shall be made without the prior, written approval of Parent and the Company, except as otherwise provided herein or as required by applicable law. Each of Parent and the Company agrees that the financial terms of this Agreement and the related documents shall be maintained as confidential, proprietary information of Parent and the Company and shall not be disclosed publicly unless disclosure is required under applicable securities laws and regulations. In the event that, prior to the Closing, Parent is required to disclose under applicable securities laws or regulations any terms of this Agreement, Parent agrees to provide to the Company a copy of such disclosure prior to its public dissemination.




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

          10.5 Counterparts; Effectiveness.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall taken together constitute but one and the same instrument, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. Delivery by facsimile transmission of a signed signature page of this Agreement will be effective as delivery of a manually executed counterpart of this Agreement.

          10.6 Descriptive Headings.

          The Section headings and the Table of Contents used herein are for convenience of reference only and shall not affect the meanings, interpretation or construction of any provision of this Agreement.

          10.7 Choice of Law.

          This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements to be made and performed entirely within such State, without regard to the conflicts of law principles of such State.

          10.8 Assignment.

          This Agreement and the rights hereunder shall not be assignable or transferable by any party (except by operation of law in connection with a merger, consolidation or sale of substantially all the assets of such party) without the prior written consent of the other parties hereto; provided that Parent may assign, in its sole discretion, any or all of its rights and interests under this Agreement to any of its Affiliates. No assignment shall relieve Parent of its obligations hereunder. Provided further that subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          10.9 No Third-Party Beneficiaries.

          Except for the agreements contained in Sections 5.13, 5.14, 5.17, 5.19, 5.22 and 5.23 which shall be deemed made for the beneficiaries of those agreements, nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and their permitted assigns, any legal or equitable rights hereunder.

          10.10 Waiver and Amendment.

               (a) No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be expressly permitted hereby, and then such waiver or consent shall be effective only in the




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          specific  instance and for the purpose for which  given.  No notice or demand on any party in any case shall entitle any party to any other or further notice or demand in similar or other circumstances.

               (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing, expressly identified as a waiver, amendment or modification hereof, entered into by the parties hereto. To be effective, any consent, approval, notice, waiver or demand required or permitted under this Agreement must refer specifically to this Agreement and be signed by an authorized signatory of the party making or giving such consent, approval, notice, waiver or demand.

          10.11 Waiver of Jury Trial.

          Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with any of this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that the other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

          10.12 Severability.

          In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          10.13 Construction.

          This Agreement has been negotiated by the parties and their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                    MDSI MOBILE DATA SOLUTIONS INC.


                                    By:    /s/ Kenneth R. Miller
                                           -------------------------------------
                                    Name:  Kenneth R. Miller
                                    Title: Chief Executive Officer




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

                                    MDSI ACQUISITION CORPORATION


                                    By:    /s/ Kenneth R. Miller
                                           -------------------------------------
                                    Name:  Kenneth R. Miller
                                    Title: President



                                    CONNECTRIA CORPORATION


                                    By:    /s/ Richard S. Waidmann
                                           -------------------------------------
                                    Name:  Richard S. Waidmann
                                    Title: President and Chief Executive Officer


                                    THE SHAREHOLDERS


                                    /s/ Richard S. Waidmann
                                    ---------------------------------
                                    Richard S. Waidmann


                                    /s/ Eric Y. Miller
                                    ---------------------------------
                                    Eric Y. Miller











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